UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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AUTODESK, INC.
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May 4, 2021
Dear Autodesk Stockholder:
You are cordially invited to attend Autodesk’s 2021 Annual Meeting of Stockholders to be held on Wednesday, June 16, 2021, at 3:00 p.m., Pacific Time. This year’s Annual Meeting will be a virtual meeting conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/ADSK2021. Autodesk stockholders will have the opportunity to listen to the meeting live, submit questions, and vote online.
The 2021 Annual Meeting of Stockholders will be held for the following purposes:
1.To elect the ten directors listed in the accompanying Proxy Statement;
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2022;
3.To hold a non-binding vote to approve compensation for our named executive officers; and
4.To transact such other business as may properly come before the Annual Meeting.
The accompanying Notice of 2021 Annual Meeting of Stockholders and Proxy Statement describe these proposals in greater detail. We encourage you to read this information carefully.
We are once again relying on the Securities and Exchange Commission rule that allows us to furnish our proxy materials to our stockholders over the internet rather than in paper form. We believe this delivery process reduces both our environmental impact and the costs of printing and distributing our proxy materials without hindering our stockholders’ timely access to this important information.

We hope you will be able to attend this year’s Annual Meeting. We will report on fiscal 2021, and there will be an opportunity for stockholders to ask questions. Even if you plan to attend the meeting, please ensure that you are represented by voting in advance. You can vote online or by telephone, or you can request, sign, date, and return a proxy card, to ensure your representation at the meeting. Your vote is very important.
On behalf of the Board of Directors, I would like to express our appreciation for your continued support of Autodesk.

Very truly yours,

Andrew Anagnost
President and Chief Executive Officer

Notice of 2021 Annual Meeting of Stockholders

Time and Date	Wednesday, June 16, 2021, at 3:00 p.m., Pacific Time.
Virtual Meeting	This year’s meeting is a virtual meeting at www.virtualshareholdermeeting.com/ADSK2021.
Items of Business	(1) To elect the ten directors listed in the accompanying Proxy Statement to serve for the coming year and until their successors are duly elected and qualified.
(2) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2022.
(3) To hold a non-binding vote to approve compensation for our named executive officers.
(4) To transact such other business as may properly come before the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice of 2021 Annual Meeting of Stockholders.
Adjournments and Postponements	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting is properly adjourned or postponed.

Record Date	You are entitled to vote if you were a stockholder as of the close of business on April 19, 2021.
Voting	Your vote is very important. Even if you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and to vote in advance. You can vote online or by telephone, or you can request, sign, date, and return your proxy card as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2021 Annual Meeting and Procedural Matters” in the Proxy Statement and the instructions on the Notice of Internet Availability of Proxy Materials.

All stockholders are cordially invited to attend the Annual Meeting. If you attend the Annual Meeting, you may vote online during the Annual Meeting even if you previously voted.

By Order of the Board of Directors,

Pascal W. Di Fronzo
EVP, Corporate Affairs, Chief Legal Officer and Secretary

This notice of Annual Meeting, Proxy Statement and accompanying form of proxy card are being made available on or about May 4, 2021.

PROXY STATEMENT FOR
2021 ANNUAL MEETING OF STOCKHOLDERS

Proxy Statement Summary

Proposals and Board Recommendations

Proposal	Board Recommendation	Page Number
1.Election of Directors	FOR each Nominee	54
2.Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	55
3.Advisory Vote on Executive Compensation	FOR	57

Your vote is very important. Even if you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and to vote in advance. You can vote online or by telephone, or you can request, sign, date, and return your proxy card as soon as possible.

For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2021 Annual Meeting of Stockholders and Procedural Matters” and the instructions on the Notice of Internet Availability of Proxy Materials.

Important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 16, 2021.
The Proxy Statement and Annual Report to Stockholders are available at: https://materials.proxyvote.com/052769

2021 Proxy Statement | 1

Fiscal 2021 Performance and Company Highlights

Autodesk empowers innovators to achieve the new possible, delivering technology that enables our customers to achieve better outcomes for their products, their businesses, and the world. We recently completed our business model transition from selling perpetual licenses to selling subscriptions. Our subscription plan offerings are designed to give our customers increased flexibility with how they use our products and service offerings and to attract a broader range of customers such as project-based users and small businesses.

In fiscal 2021, we saw unprecedented changes around the world as the pandemic and social unrest challenged the ways we live, work, and participate in our communities. As we adapted our business and operations to support our employees and our customers, the resilience of our subscription business model and the larger shift to cloud computing allowed us to maintain momentum. We made significant progress on our strategic priorities of accelerating digitization in architecture, engineering, and construction, converging design and make in manufacturing, and converting non-compliant and legacy users. Our subscription revenue increased 26% and our remaining performance obligations increased 19% from fiscal 2020, and we met or exceeded all of our key financial goals. We also completed a number of acquisitions in fiscal 2021, including Spacemaker AS, which enables us to support professionals in early-stage design, Pype, which allows our construction customers to automate workflows throughout the project lifecycle, and CAMplete, a leading provider of post-processing and machine simulation solutions in manufacturing. As we look forward, we continue on our mission to help imagine, design, and make a better world with our own environmental, social, and governance efforts and by enabling our customers’ sustainable practices through our products.

Our fiscal 2021 performance includes the following results:

•	Total billings decreased 1 percent to $4.14 billion.
•	Total revenue was $3.79 billion, an increase of 16% from fiscal 2020.
•	Total subscriptions were 5.27 million, an increase of 8% from fiscal 2020; of which subscription plan subscriptions were 5.15 million.
•	Deferred revenue was $3.36 billion, an increase of 12% from fiscal 2020.
•	Remaining performance obligations (RPO) (deferred revenue plus unbilled deferred revenue) was $4.24 billion, an increase of approximately 19% from fiscal 2020.
•	Income from operations was $629.1 million, compared to $343.0 million in fiscal 2020.
•	Non-GAAP income from operations was $1.11 billion, an increase from $802.6 million in fiscal 2020.*
•	Cash flow from operating activities was $1.44 billion, an increase from $1.42 billion in fiscal 2020. Free cash flow was $1.35 billion, a decrease from $1.36 billion in fiscal 2020.*
•	Stock price increased by 41% in fiscal 2021, 88% over the last two fiscal years, and 140% over the last three fiscal years.
_________________
* A reconciliation of GAAP to non-GAAP results is provided in Appendix A.

2 | Autodesk, Inc.

Corporate Governance Highlights

Our Board of Directors

We believe that our director nominees are highly qualified and well suited to continue providing effective oversight of our rapidly evolving business. Our director nominees provide our Board with a balance of relevant critical skills and an effective mix of experience, knowledge, and diverse viewpoints. Our nominees’ backgrounds include technology industry, senior leadership, outside public company board, financial, academic, and international experience. Our slate of Board nominees is also balanced with a range of tenure, diversity, and age:
* 20% of our nominees identify as members of underrepresented communities as defined in Cal. Corp. Code 304.1, including 10% who identify as racially diverse.
The following table provides summary information about each of our director nominees.

Name	Age	Director Since	Principal Occupation	Independent	Committees
					AC	CHRC	CGNC
Andrew Anagnost	56	2017	President and Chief Executive Officer, Autodesk, Inc.
Karen Blasing	64	2018	Former Chief Financial Officer, Guidewire Software, Inc.	✓	✓ À
Reid French	49	2017	Former Chief Executive Officer, Applied Systems, Inc.	✓		✓
Dr. Ayanna Howard	49	2019	Dean of the College of Engineering at The Ohio State University; CTO, Co-founder, Zyrobotics	✓	✓
Blake Irving	61	2019	Former Chief Executive Officer, GoDaddy Inc.	✓		✓
Mary T. McDowell	56	2010	Chief Executive Officer, Mitel Networks Corporation	✓		C
Stephen Milligan	57	2018	Former Chief Executive Officer, Western Digital Corporation	✓	✓ À
Lorrie M. Norrington	61	2011	Adviser and Operating Partner, Lead Edge Capital Management, LLC	✓			C
Elizabeth (Betsy) Rafael	59	2013	Former Chief Transformation Officer, GoDaddy Inc.	✓	C À
Stacy J. Smith	58	2011	Executive Chairman, Kioxia Corporation	✓ CB			✓
CB Non-Executive Chair of Board        C Committee Chair        ✓ Member        À Financial Expert
AC     Audit Committee
CHRC     Compensation and Human Resources Committee
CGNC     Corporate Governance and Nominating Committee

2021 Proxy Statement | 3

Corporate Governance Guidelines

We believe the highest standards of corporate governance and business conduct are essential to running our business efficiently, serving our stockholders well, and maintaining our integrity in the marketplace. Over the years, we have devoted substantial attention to the subject of corporate governance and have developed Corporate Governance Guidelines (the “Guidelines”). The Guidelines set forth the principles that guide our Board in overseeing corporate governance, maintaining its independence, evaluating its own performance and the performance of our executive officers, and setting corporate strategy. The Board reviews our governance practices, corporate governance developments, and stockholder feedback on a regular basis to ensure continued effectiveness.

Stockholder Engagement

Our Board is committed to ensuring that stockholder feedback informs our strong governance practices. In fiscal 2021, members of our management team and our Board continued our annual outreach and contacted stockholders representing approximately 66% of our outstanding shares. We met with representatives from passive funds as well as active funds to discuss the impacts of COVID-19, our executive compensation programs, diversity, sustainability, board composition, and governance. This outreach enabled us to gather feedback from a significant cross-section of Autodesk’s stockholder base. We will continue to engage with stockholders to maintain an open dialogue and ensure that we have an in-depth understanding of our stockholders’ perspectives.

Executive Compensation Highlights

Fiscal 2021 Executive Compensation Highlights

Shortly after the beginning of our fiscal 2021, the COVID-19 pandemic swept the globe, resulting in massive disruptions and significant uncertainty for our business and the economy. As the Compensation and Human Resources Committee evaluated our fiscal 2021 compensation program, it sought to mitigate the impact of this uncertainty by reducing complexity while establishing incentives for our executives to achieve results aligned with the best interests of Autodesk and our stockholders. In light of the need to maintain flexibility to respond to unforeseen circumstances caused by the pandemic and related actions taken in response to the pandemic, the Committee retained discretion over the annual cash incentive and performance stock units (“PSUs”) that would otherwise be payable on actual performance, not to exceed allowable plan maximums. Ultimately, the Committee only exercised its negative discretion to reduce the actual bonus awards to reflect actual performance achieved, and did not exercise any discretion over the PSU awards earned in fiscal 2021.

We used the following performance metrics during fiscal 2021 to determine the pay outcomes for the components of our named executive officers’ (“NEOs’”) pay shown below:

Component of Pay	Performance Metrics
Annual cash incentive	Total Revenue Non-GAAP Operating Income
PSUs	Total Revenue Relative TSR (as defined below) (over 1, 2, and 3 years)
4 | Autodesk, Inc.

In March 2021, the Committee made the following determinations relating to the compensation of our NEOs:

Annual Cash Incentive Results
Consistent with our fiscal 2021 financial results, the Committee determined that, based on attainment of the performance metrics for Autodesk’s 2021 cash incentive plan, the annual cash incentive awards for our CEO and other NEOs were earned at 100% of their target award opportunity.

Performance Share Results
The Committee certified the attainment levels for performance measures for tranches of PSUs awarded in April 2020, March 2019, and March 2018. For each award, the Committee measured performance based on Autodesk’s achievement of 100% of the revenue target established for fiscal 2021 and relative total stockholder return (“TSR”) over one-, two-, and three-year performance periods, respectively.

Compensation Guiding Principles

Our executive compensation program is designed to attract, motivate, and retain talented executives and to provide a rigorous framework that is tied to stockholder returns, company performance, long-term strategic corporate goals, and individual performance. The general compensation objectives are to:
•Recruit and retain the highest caliber of executives through competitive rewards;
•Motivate executive officers to achieve business and financial goals;
•Balance rewards for short- and long-term performance; and
•Align rewards with stockholder value creation.
Our executive compensation program emphasizes variable compensation with both annual and long-term performance components. In fiscal 2021, 94% of our CEO's and 88% of all other NEOs’ total compensation was variable in nature and “at risk” and 85% of our CEO’s and 78% of all other NEOs’ total compensation consisted of long-term equity. Our incentive programs reward strong annual financial and operational performance, as well as relative TSR over one-, two-, and three-year performance periods. The charts below illustrate the fiscal 2021 pay mix between base salary, annual short-term incentives, and targeted long-term equity compensation for our CEO and all other NEOs.
During fiscal 2021, our Compensation and Human Resources Committee approved annual equity awards in the form of PSUs and restricted stock units (“RSUs”) for our NEOs. The Committee elected to continue to use a mix of 60% PSUs and 40% RSUs for each of our NEOs, including our CEO, to complement the performance aspects of PSUs with the long-term retention element of RSUs.

2021 Proxy Statement | 5

Elements of Executive Compensation

The principal elements of Autodesk’s fiscal 2021 executive compensation program are described below.

Component	Purpose	Description	Performance Measures
Base Salary	Forms basis for competitive compensation package	Reflects competitive market conditions, individual performance, and internal parity	None, although the Committee considers individual performance when setting and reviewing base salary levels and merit increases
Annual Cash Incentive	Motivate achievement of annual strategic priorities relating to top- and bottom-line growth
Target percentage based on competitive market practices and internal parity
Actual bonus payout ranges from 0% to 200% of target and is determined by performance versus goals established at the beginning of the performance period
Total revenue Non-GAAP total operating income
Performance Stock Units	Align compensation with key drivers of the business and relative stockholder return Encourage focus on near-term and long-term strategic objectives
Size of award based on competitive market practices, corporate and individual performance, and internal parity
Actual number of shares vested ranges from 0% to 200% of target and is determined by performance versus goals established at the beginning of the performance period
Total revenue Autodesk’s relative TSR over one-, two-, and three-year performance periods Autodesk stock price
Restricted Stock Units	Encourage focus on long-term stockholder value creation Retention
Size of award based on competitive market practices, corporate and individual performance, internal parity, and retention considerations
Recipients earn shares if they remain employed through the three-year vesting period
Autodesk stock price

Leading Compensation Governance Practices

Autodesk’s executive compensation objectives are supported by policies and strong governance practices that align executives’ interests with the interests of our stockholders. Some of the program’s most notable features are highlighted in the table below and summarized in the section titled “Compensation Discussion and Analysis.”

	What We Do		What We Do Not Do
✓	Robust stockholder outreach program	x	Allow hedging, pledging, or trading in Autodesk derivative securities
✓	Significant percentage of NEO total pay tied to achievement of critical financial and stockholder value creation	x	Reprice stock options
✓	Significant stock ownership requirements	x	Offer executive benefits and excessive perquisites
✓	Clawback policy	x	Fixed-term employment agreements
✓	Double-trigger change in control arrangements with no excise tax gross-up
✓	Equity award grant policy
✓	Effective risk management
✓	Independent compensation committee and consultant
6 | Autodesk, Inc.

Corporate Governance

Autodesk is committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our executive officers oversee a strong system of internal controls and compliance with corporate policies and applicable laws and regulations. Our employees operate in a climate of responsibility, candor, and integrity.

Corporate Governance Guidelines; Code of Business Conduct and Ethics

We believe the highest standards of corporate governance and business conduct are essential to running our business efficiently, serving our stockholders well, and maintaining our integrity in the marketplace. Over the years, we have devoted substantial attention to the subject of corporate governance and have developed Corporate Governance Guidelines (the “Guidelines”). The Guidelines set forth the principles that guide our Board in overseeing corporate governance, maintaining its independence, evaluating its own performance and the performance of our executive officers, and setting corporate strategy. The Board reviews our governance practices, corporate governance developments, and stockholder feedback on a regular basis to ensure continued effectiveness.

The Board first adopted the Guidelines in December 1995 and has refined them periodically since. The Guidelines are available on our website at www.autodesk.com under “Investor Relations - ESG - Corporate Governance.”

In addition, we have had a longstanding Code of Business Conduct for our directors and employees as well as a Code of Ethics for Senior Executive and Financial Officers, including our principal executive officer, principal financial officer, principal accounting officer, all senior vice presidents, and all individuals reporting to our principal financial officer, to ensure that our business is conducted in a consistently legal and ethical manner. These codes are reviewed periodically and updated as appropriate. Our current Code of Business Conduct and Code of Ethics for Senior Executive and Financial Officers are available on our website at www.autodesk.com under “Investor Relations - ESG - Corporate Governance.” We will post in the Investor Relations section of our website any amendment to our Code of Business Conduct or Code of Ethics for Senior Executive and Financial Officers, as well as any waivers of these Codes that are required to be disclosed by the rules of the U.S. Securities and Exchange Commission (“SEC”) or The Nasdaq Global Select Market (“Nasdaq”).

Board Leadership Structure

The Board regularly evaluates its leadership structure to ensure that it supports effective independent oversight of Autodesk. Our Corporate Governance Guidelines direct the Board to fill the Chair of the Board and Chief Executive Officer positions after considering a number of factors, including the current size of our business, composition of the Board, current candidates for such positions, and our succession planning goals. Currently, we separate the positions of CEO and non-executive Chair of the Board. Since June 2018, Stacy Smith has served as our non-executive Chair. The Guidelines also provide that, in the event the Chair is not an independent director, the Board must elect a Lead Independent Director. The responsibilities of the Chair or the Lead Independent Director include setting the agenda for each meeting of the Board, in consultation with the CEO; presiding at executive sessions; and facilitating communication with the Board, management, and stockholders.

Separating the positions of CEO and Chair of the Board allows our President and CEO to focus on our day-to-day business, while allowing the Chair to lead the Board in its fundamental role of providing independent advice to, and oversight of, management. The Board believes that having an independent director serve as Chair is the appropriate leadership structure for Autodesk at this time and demonstrates our commitment to good corporate governance.

In addition, as described below, our Board has three standing committees consisting entirely of independent directors. The Board delegates substantial responsibility to these committees, which report their activities and actions back to the full Board. We believe having independent committees with independent chairs is an important aspect of the leadership structure of our Board.

2021 Proxy Statement | 7

Board Evaluations

The Board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and Board effectiveness. The annual evaluation process used by the Board is designed to assess the effectiveness and needs of the Board and its committees as well as individual director performance and contribution levels. The Board regularly reviews its approach toward evaluations, including whether to use a third party consultant to facilitate the process. In fiscal 2021, the Board used the services of third-party corporate governance experts to assist with the directors’ self-evaluation and peer evaluation questionnaires. The Corporate Governance and Nominating Committee considers the results of the annual evaluations in connection with its review of director nominees to ensure the Board continues to operate effectively. The results also are used to provide feedback to Board committees and individual directors. These results provide valuable information for the Chair and Corporate Governance and Nominating Committee to consider during the board evaluation process and on a go-forward basis to enhance board effectiveness.

Director Selection, Qualifications, and Evaluations

The Corporate Governance and Nominating Committee is responsible for recommending the criteria for membership on the Board as well as candidates for election to the Board. As part of this process, the Corporate Governance and Nominating Committee works with the Board to determine the skills, characteristics, and experiences desired for potential candidates, taking into account the current composition and size of the Board and recent Board, committee, and individual director evaluations, among other considerations.

In its evaluation of director candidates, including the members of the Board eligible for re-election, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience, and skills on the Board. The Corporate Governance and Nominating Committee considers many factors, including integrity, judgment, diversity (including gender, sexual orientation, age, and ethnicity), expertise, business experience, length of service, independence, and other commitments, as well as any relationships between directors and Autodesk’s customers and suppliers. When searching for new directors, the Board endeavors to actively seek out highly qualified women and individuals from underrepresented communities to include in the pool from which nominees are chosen. We aim to create a Board with diverse experiences and backgrounds to provide our complex, global company with thoughtful and engaged oversight. The Corporate Governance and Nominating Committee assesses the effectiveness of its diversity efforts through periodic evaluations of the Board’s composition.

While we have not established specific minimum qualifications for director candidates, the Board believes that nominees must reflect a Board that comprises directors who are predominantly independent, have high integrity, possess broad knowledge and experience at the policy-making level in business or technology, including an understanding of the software industry and Autodesk's business in particular, be able to increase overall Board effectiveness, and have varied and divergent experiences, viewpoints, and backgrounds.

The Corporate Governance and Nominating Committee has the authority to retain and terminate any third-party search firm to identify director candidates, and has the authority to approve the fees and retention terms of such search firm.

Stockholder Recommendations and Nominations of Director Candidates

It is the policy of the Corporate Governance and Nominating Committee to consider recommendations for candidates from stockholders. Stockholder recommendations for candidates to the Board must be directed in writing to Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903, Attention: Chief Legal Officer, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Autodesk within the last three years, and evidence that the nominating person owns Autodesk stock.

In addition, our Bylaws provide for proxy access nominations of director candidates by eligible stockholders. Stockholders who wish to nominate directors for inclusion in our proxy materials or directly at an annual meeting of stockholders in accordance with the procedures in our Bylaws should follow the instructions under “Questions and Answers About the 2021 Annual Meeting of Stockholders and Procedural Matters.”

8 | Autodesk, Inc.

The Corporate Governance and Nominating Committee will review the qualifications of any candidates who are properly recommended by stockholders, which review may, in the Corporate Governance and Nominating Committee’s discretion, include interviewing references, direct interviews with the candidate, or other actions the Corporate Governance and Nominating Committee deems necessary or proper.

Our Board of Directors

We believe that our director nominees are highly qualified and well suited to continue providing effective oversight of our rapidly evolving business. Our director nominees provide our Board with a balance of critical relevant skills and an effective mix of experience, knowledge, and diverse viewpoints, as summarized below.

Technology Industry Experience
10/10 directors
Nominees with experience in the software and technology industries help us to analyze our research and development efforts, competing technologies, the various products and processes that we develop, and the industries in which we compete.
Senior Leadership Experience
10/10 directors
Nominees who have served in senior leadership positions enhance our Board’s ability to identify and develop those qualities in management. They also bring a practical understanding of organizations, processes, strategy, risk management, and methods to drive change and growth.
Other Public Company Board Service
7/10 directors
Nominees who have served on other public company boards offer advice and insights on the dynamics and operation of a board of directors, the relations of a board with senior management, and oversight of a changing mix of strategic, operational, and compliance-related matters.
Financial Experience
10/10 directors
Nominees who have knowledge of financial markets, financing operations, and accounting and financial reporting processes assist us in understanding, advising, and overseeing our capital structure, financing and investing activities, and our financial reporting and internal controls.
International Experience
9/10 directors
As a global organization with offices and customers located throughout the United States and internationally, nominees with global expertise bring useful business and cultural perspectives that relate to many significant aspects of our business.
See “Director Nominees” below for more detail regarding each nominee’s qualifications and relevant experience. As illustrated in the charts below, we have an experienced and balanced slate of Board nominees.

2021 Proxy Statement | 9

Director Nominees

The name, age as of March 31, 2021, certain biographical information about each nominee, and the nominees’ unique qualifications to serve on the Board are set forth below. There are no family relationships among any of our directors or executive officers.
* 20% of our nominees identify as members of underrepresented communities as defined in Cal. Corp. Code 304.1, including 10% who identify as racially diverse.

Andrew Anagnost
Director
Age: 56
Director since 2017
Dr. Anagnost joined Autodesk in September 1997 and has served as President and Chief Executive Officer since June 2017. Dr. Anagnost served as Co-CEO from February 2017 to June 2017, Chief Marketing Officer from December 2016 to June 2017, and Senior Vice President, Business Strategy & Marketing, from March 2012 to June 2017. From December 2009 to March 2012, Dr. Anagnost was our Vice President, Product Suites and Web Services. Prior to this position, Dr. Anagnost served as Vice President of CAD/CAE products for our manufacturing division from March 2007 to December 2009. Previously, Dr. Anagnost held other senior management positions at Autodesk. Prior to joining Autodesk, Dr. Anagnost held various engineering, sales, marketing, and product management positions at Lockheed Aeronautical Systems Company and EXA Corporation. He also served as an NRC post-doctoral fellow at NASA Ames Research Center. Dr. Anagnost holds a bachelor of science degree in Mechanical Engineering from California State University, Northridge, and holds both an MS in Engineering Science and a PhD in Aeronautical Engineering and Computer Science from Stanford University.

Dr. Anagnost brings to the Board extensive experience in the technology industry, and has spent two decades in management roles within Autodesk. As our President and Chief Executive Officer, Dr. Anagnost possesses a deep knowledge and understanding of Autodesk’s business, operations, and employees; the opportunities and risks we face; and management’s strategy and plans for accomplishing Autodesk’s goals.

Pursuant to Dr. Anagnost’s employment agreement, Autodesk has agreed to nominate Dr. Anagnost to serve as a member of the Board for as long as he is employed by Autodesk as CEO.

10 | Autodesk, Inc.

Stacy J. Smith
Non-Executive Chair of the Board of Directors, Autodesk, Inc.
Age: 58
Director since 2011
Mr. Smith is the non-executive Chair of the Board of Directors. Mr. Smith currently serves as the executive chairman of Kioxia Corporation (formerly Toshiba Memory Corporation), a leading flash memory company. Mr. Smith previously served as Group President of Sales, Manufacturing and Operations at Intel Corporation from February 2017 to January 2018. He served as the Executive Vice President, Manufacturing, Operations and Sales of Intel Corporation from October 2016 to February 2017. From November 2012 to October 2016, he served as Executive Vice President, Chief Financial Officer. Previously, Mr. Smith served as Senior Vice President, Chief Financial Officer from January 2010 to November 2012; Vice President, Chief Financial Officer from 2007 to 2010; and Vice President, Assistant Chief Financial Officer from 2006 to 2007. From 2004 to 2006, Mr. Smith served as Vice President, Finance and Enterprise Services and Chief Information Officer. Mr. Smith joined Intel in 1988. Mr. Smith has served on the board of directors of Kioxia Corporation since October 2018. Mr. Smith also serves on The California Chapter of The Nature Conservancy Board of Trustees and the University of Texas McCombs School of Business Advisory Board. Mr. Smith previously served on the boards of directors of Metromile, Inc., from July 2018 to February 2021, Virgin America from February 2014 until it was acquired by Alaska Air Group in December 2016, and Gevo, Inc. from June 2010 to June 2014.

Mr. Smith is independent and his more than two decades of experience in the technology industry provide him with a strong understanding of Autodesk’s industry, business, and international operational challenges. His management positions with Intel, including his finance and executive roles, and his time spent overseas, provide him with critical insight into the operational requirements of a global company and the management and consensus-building skills required to lead our Board as non-executive Chair and to serve on our Corporate Governance and Nominating Committee.

Karen Blasing
Director
Age: 64
Director since 2018
Ms. Blasing has over 25 years of executive operational and financial leadership experience in the technology industry. Ms. Blasing served as the Chief Financial Officer of Guidewire Software, Inc., an insuance software company, from 2009 to March 2015. Prior to Guidewire, Ms. Blasing served as the Chief Financial Officer for Force 10 Networks and Senior Vice President of Finance for salesforce.com, Inc. Ms. Blasing also served as Chief Financial Officer for Nuance Communications, Inc. and Counterpane Internet Security, Inc., and held senior finance roles for Informix (now IBM Informix) and Oracle Corporation. Ms. Blasing has also served on the boards of directors of Zscaler, Inc. since January 2017 and GitLab, Inc., since August 2019. Ms. Blasing previously served on the board of directors of Ellie Mae, Inc., from June 2015 to May 2019.

Ms. Blasing is independent and has more than 25 years of executive operational and financial experience in the technology industry. Ms. Blasing’s experience at Guidewire Software, Force 10 Networks, salesforce.com, and Nuance Communications provides her with a strong understanding of Autodesk’s business and international operational challenges. Her experience as a chief financial officer provides her with the financial acumen necessary to serve on our Audit Committee.

2021 Proxy Statement | 11

Reid French
Director
Age: 49
Director since 2017
Mr. French served as Chief Executive Officer of Applied Systems, Inc., a leading software provider to the insurance industry, from September 2011 to June 2019, and as a member of its Board of Directors from September 2011 to January 2020. Previously, Mr. French was Chief Operating Officer at Intergraph Corporation, a global geospatial and computer-aided design software company, from April 2005 until October 2010, when Intergraph was acquired by Hexagon AB. From October 2003 to April 2005, Mr. French was Executive Vice President of Strategic Planning and Corporate Development at Intergraph. Mr. French holds a bachelor’s degree in economics from Davidson College, where he serves on the College’s board of trustees. He also holds an M.B.A. from the Harvard Business School. He sits on the board of directors of Anthology, Inc., and NetDocuments Software, Inc.

Mr. French is independent and his executive operational and strategic leadership experience in the technology industry provide him with a deep understanding of Autodesk’s technology and business. Mr. French’s years of service as an executive officer and his service on the board of directors of Applied Systems provide him with the executive compensation knowledge necessary to serve on our Compensation and Human Resources Committee.

Ayanna Howard
Director
Age: 49
Director since 2019
Dr. Howard is an entrepreneur and expert in robotics, human-computer interaction, and artificial intelligence. Since March 2021, Dr. Howard has served as Dean of the College of Engineering at The Ohio State University. She is also a tenured professor in the college’s Department of Electrical and Computer Engineering with a joint appointment in Computer Science and Engineering. In addition, Dr. Howard is the Founder and Chief Technology Officer of Zyrobotics, a startup that designs AI-powered STEM tools for early childhood education. Dr. Howard previously served as the Linda J. and Mark C. Smith Professor, School of Electrical & Computer Engineering, at Georgia Institute of Technology from August 2015 to February 2021, and Chair of the School of Interactive Computing at Georgia Tech from January 2018 to February 2021. Prior to Georgia Tech, Dr. Howard served as Senior Robotics Researcher and Deputy Manager in the Office of the Chief Scientist with NASA’s Jet Propulsion Laboratory. Dr. Howard has served on the advisory boards for numerous robotics and AI-based organizations, and holds a degree from Brown University, an M.S. and Ph.D. in Electrical Engineering from the University of Southern California, as well as an M.B.A. from the Drucker Graduate School of Management.

Dr. Howard is independent and her executive, operational, academic, and strategic leadership experience in the technology industry provide her with a deep understanding of Autodesk’s technology and business. Her experience as an entrepreneur and founder and her business degree provide her with the financial acumen necessary to serve on our Audit Committee.
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Blake Irving
Director
Age: 61
Director since 2019
Mr. Irving has over 25 years of executive leadership experience in the technology industry. Mr. Irving served as the Chief Executive Officer of GoDaddy Inc., an Internet domain registrar and web hosting company, from January 2013 to January 2018, and served on the board of directors of GoDaddy from May 2014 to June 2018. From 2010 to 2012, Mr. Irving served as Chief Product Officer of Yahoo! Inc. From 2009 to 2010, Mr. Irving was a Professor in the M.B.A. program at Pepperdine University. From 1992 to 2007, Mr. Irving served in various senior and management roles at Microsoft Corporation, including most recently as Corporate Vice President of Windows Live Platform Group. Mr. Irving has served on the boards of directors of DocuSign, Inc., since August 2018, ZipRecruiter, Inc., since November 2018, and Flowhub, LLC, since January 2020.

Mr. Irving is independent and has more than 25 years of executive operational and strategic leadership experience in the technology industry. Mr. Irving’s experience at GoDaddy, Yahoo!, and Microsoft provides him with a strong understanding of Autodesk’s industry, business, and international operational challenges, and with the executive compensation knowledge necessary to serve on our Compensation and Human Resources Committee.

Mary T. McDowell
Director
Age: 56
Director since 2010
Ms. McDowell has served as the President and Chief Executive Officer of Mitel Networks Corporation, a telecommunications company, since October 2019. Previously, Ms. McDowell served as the Chief Executive Officer and member of the board of directors at Polycom, Inc., from September 2016 to July 2018, when the company was acquired by Plantronics, Inc. Prior to Polycom, Ms. McDowell was an Executive Partner at Siris Capital, LLC. She served as Executive Vice President in charge of Nokia’s Mobile Phone unit from July 2010 to July 2012 and as Executive Vice President and Chief Development Officer of Nokia Corporation from January 2008 to July 2010. Previously, Ms. McDowell served as Executive Vice President and General Manager of Enterprise Solutions of Nokia from January 2004 to December 2007. Prior to joining Nokia in 2004, Ms. McDowell spent 17 years in various executive, managerial, and other positions at Compaq Computer Corporation and Hewlett-Packard Company, including serving as Senior Vice President, Industry-Standard Servers of Hewlett-Packard. Ms. McDowell has served as a director of Informa plc since June 2018. Ms. McDowell previously served as a director of UBM plc from August 2014 to June 2018 and Bazaarvoice, Inc., from December 2014 to October 2016.

Ms. McDowell is independent and brings to our Board extensive management experience in the technology industry. Her two and a half decades of experience working for global technology companies focused on innovation and collaboration provide her with a firm understanding of Autodesk’s core mission, business, and technology. Her years of service as an executive officer at Polycom, Nokia, and other technology companies, including Compaq Computer and Hewlett-Packard, provide her with the executive compensation knowledge necessary to serve as Chair of our Compensation and Human Resources Committee.

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Stephen Milligan
Director
Age: 57
Director since 2018
Mr. Milligan served as Chief Executive Officer of Western Digital Corporation, a data storage company, from January 2013 to March 2020, and as its president from March 2012 to October 2015. Previously, Mr. Milligan served as the Chief Financial Officer of Hitachi Global Storage Technologies (“HGST”) from 2007 to 2009, and as HGST’s Chief Executive Officer from 2009 to 2012, when Western Digital acquired HGST. From January 2004 to September 2007, Mr. Milligan served as Western Digital’s Chief Financial Officer after serving in other senior finance roles at Western Digital from September 2002 to January 2004. From April 1997 to September 2002, he held various financial and accounting roles of increasing responsibility at Dell Inc. and was employed at Price Waterhouse for 12 years prior to joining Dell. Mr. Milligan holds a Bachelor of Science degree in Accounting from The Ohio State University. Mr. Milligan has served on the board of directors of Ross Stores, Inc., since January 2015, and served on the board of directors of Western Digital Corporation from January 2013 to May 2020.

Mr. Milligan is independent and has over 30 years of executive operational and financial leadership experience in the technology industry. Mr. Milligan’s experience at Western Digital and HGST, including his finance and executive roles, provides him with a strong understanding of Autodesk’s industry, business, and international operational challenges. His experience as a CFO and CEO provides him with the financial acumen necessary to serve on our Audit Committee.

Lorrie M. Norrington
Director
Age: 61
Director since 2011
Ms. Norrington has over 35 years of operating experience in technology, software, and internet businesses. Ms. Norrington currently serves as an adviser and in an Operating Partner capacity for Lead Edge Capital, a growth equity firm that partners with world-class entrepreneurs and exceptional technology businesses. Ms. Norrington was President of eBay Marketplaces from July 2008 to September 2010 and held a number of senior management roles at eBay from July 2006 to June 2008. Prior to joining eBay, Ms. Norrington was President and CEO of Shopping.com, Inc., from June 2005 to July 2006. Prior to joining Shopping.com, Ms. Norrington served, from August 2001 to January 2005, initially as Executive Vice President of Small Business and later in the office of the CEO, at Intuit Inc. Before Intuit, Ms. Norrington served in a variety of executive positions at General Electric Corporation over a 20-year period, working in a broad range of industries and businesses. Ms. Norrington has served on the boards of directors of Asana, Inc., since September 2019, Colgate-Palmolive since September 2015, and HubSpot since September 2013. Previously, she served on the boards of directors of Eventbrite, Inc., from April 2015 to August 2020, BigCommerce from March 2015 to January 2020, DIRECTV from February 2011 until it was acquired by AT&T in July 2015, Lucasfilm from June 2011 until it was acquired by Disney in December 2012, McAfee, Inc,. from December 2009 until it was acquired by Intel in February 2011, and Shopping.com from November 2004 until it was acquired by eBay in August 2005.

Ms. Norrington is independent, has extensive experience in online commerce SaaS, and valuable management experience in the technology and manufacturing industries. Her three decades of building businesses and adapting to and capitalizing on rapid technological advancement provide Ms. Norrington with a unique perspective. Her executive and board experiences have provided her with the corporate governance skills required to serve on our Board and as Chair of our Corporate Governance and Nominating Committee.

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Betsy Rafael
Director
Age: 59
Director since 2013
Ms. Rafael has over 30 years of executive financial experience in the technology industry. Ms. Rafael most recently served as Chief Transformation Officer at GoDaddy Inc., an Internet domain registrar and web hosting company, from May 2018 to November 2019. She served as Principal Accounting Officer of Apple Inc. from January 2008 to October 2012, and as its Vice President and Corporate Controller from August 2007 until October 2012. From April 2002 to September 2006, Ms. Rafael served as Vice President, Corporate Controller and Principal Accounting Officer of Cisco Systems, Inc., and held the position of Vice President, Corporate Finance at Cisco from September 2006 to August 2007. From December 2000 to April 2002, Ms. Rafael was the Executive Vice President, Chief Financial Officer, and Chief Administrative Officer of Aspect Communications, Inc., a provider of customer relationship portals. From April 2000 to November 2000, Ms. Rafael was Senior Vice President and CFO of Escalate, Inc., an enterprise e-commerce application service provider. From 1994 to 2000, Ms. Rafael held a number of senior positions at Silicon Graphics International Corp. (“SGI”), culminating her career at SGI as Senior Vice President and Chief Financial Officer. Prior to SGI, Ms. Rafael held senior management positions in finance with Sun Microsystems, Inc., and Apple Computers. Ms. Rafael began her career with Arthur Young & Company. Ms. Rafael has served on the board of directors of Proofpoint, Inc., since February 2021 and Kinaxis, Inc., since February 2020. She previously served on the boards of directors of Echelon Corporation from November 2005 to June 2018, GoDaddy Inc. from May 2014 to May 2018, Shutterfly, Inc., from June 2016 to September 2019, and PalmSource, Inc., from April 2004 to November 2005.

Ms. Rafael is independent and has more than 30 years of executive financial experience in the technology industry. Her experience at GoDaddy, Apple, and Cisco, including her finance and executive roles, provides her with a strong understanding of Autodesk’s industry, business, and international operational challenges. Her experience as a principal accounting officer provides her with the financial acumen necessary to serve as the Chair of our Audit Committee.

Independence of the Board

As required by the Nasdaq listing standards, a majority of the members of our Board qualify as “independent.” The Board has determined that, with the exception of Dr. Anagnost, our President and CEO, all of its members are “independent directors” as that term is defined by applicable Nasdaq listing standards. That definition includes a series of objective tests, including that the director is not an employee of the company and has not engaged in various types of business dealings with the company.

In addition, as further required by applicable Nasdaq listing standards, the Board has made a subjective determination as to each independent director that no relationships exist that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making its independence determinations, the Board considered that Mr. Milligan is a former executive officer at an entity that has an arms-length, ordinary course commercial relationship with Autodesk and that amounts paid or received by that entity for products or services in fiscal 2021 were not material. The Board determined that the foregoing relationship would not interfere with the exercise of independent judgment by Mr. Milligan in carrying out his responsibilities as a director.

The independent directors meet regularly in executive session, without management present, as part of the quarterly meeting procedure. The Chair presides at executive sessions, which are intended to facilitate open discussion among the independent directors.

Outside Board Memberships

We have a highly experienced and engaged Board of Directors. We value the diverse perspectives that our directors’ outside board memberships bring to our boardroom. Directors who serve on other public company boards offer advice and insights regarding the dynamics and operation of a board of directors, the relationship of a board with senior management, and oversight of a changing mix of strategic, operational, and compliance-related matters.

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In order to ensure sufficient time and attention to meet the responsibilities of Board membership, our Corporate Governance Guidelines state that directors shall serve on no more than four boards of directors of publicly traded companies, including this Board, without consent of the Corporate Governance and Nominating Committee. Per our Corporate Governance Guidelines, directors advise the Chair of the Board or the Lead Independent Director, as applicable, and the Chair of the Corporate Governance and Nominating Committee before accepting an invitation to serve on an additional for-profit corporate board. The Corporate Governance and Nominating Committee reviews the composition of the Board, including matters such as other board commitments, on an annual basis in the context of recommending a slate of directors for stockholder approval.

Board Meetings and Board Committees

The Board held a total of four meetings (including regularly scheduled and special meetings) during fiscal 2021. Each director then serving attended 100% of the total number of meetings of the Board and committees of which he or she was a member during fiscal 2021. Autodesk does not have a formal policy regarding attendance by members of the Board at the Annual Meeting of Stockholders. Directors are encouraged, but not required, to attend. All of our directors then serving attended the 2020 Annual Meeting of Stockholders.

The Board currently has three standing committees: an Audit Committee, a Compensation and Human Resources Committee, and a Corporate Governance and Nominating Committee. Each committee has adopted a written charter approved by the Board, all available on our website at www.autodesk.com under “Investor Relations - ESG - Corporate Governance.”

Audit Committee

The Audit Committee currently consists of Betsy Rafael (Chair), Karen Blasing, Dr. Ayanna Howard, and Stephen Milligan, each of whom is “independent” as such term is defined for audit committee members by applicable Nasdaq listing standards. The Board has determined that each of Ms. Rafael, Ms. Blasing, and Mr. Milligan is an “audit committee financial expert” as defined in the rules of the SEC. The Audit Committee is responsible for oversight of our financial, accounting, and reporting processes, our system of internal accounting and financial controls, and our management of related risks.

The Audit Committee’s responsibilities also include:
•selection, compensation, engagement, retention, termination, and services of our independent registered public accounting firm, including conducting a review of its independence;
•reviewing with management and our independent registered public accounting firm the adequacy of our system of internal financial and disclosure controls;
•reviewing our critical accounting policies and the application of accounting principles;
•reviewing our treasury policies and tax positions;
•overseeing the performance of our internal audit function;
•establishing and overseeing compliance with the procedures for handling complaints regarding accounting, internal accounting controls, or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters; and
•overseeing our management of cybersecurity risks relating to financial, accounting, and internal controls matters.

The Audit Committee held eight meetings during fiscal 2021. See the Report of the Audit Committee of the Board of Directors on page 53 for more information regarding the functions of the Audit Committee.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee currently consists of Mary T. McDowell (Chair), Reid French and Blake Irving, each of whom qualifies as independent for compensation committee purposes under applicable Nasdaq listing standards, the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended
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(the “Code”), and SEC Rule 16b-3. The Compensation and Human Resources Committee reviews compensation and benefits for our executive officers and has authority to grant stock options, RSUs, and PSUs to executive officers and non-executive employees under our stock plans. As non-employee directors, the members of the Compensation and Human Resources Committee are not eligible to participate in Autodesk’s discretionary employee stock programs. RSUs are granted automatically to non-employee directors under the non-discretionary 2012 Outside Directors’ Stock Plan.

The Compensation and Human Resource Committee’s responsibilities also include:
•reviewing and approving the corporate goals and objectives relevant to our CEO and executive officer compensation;
•evaluating CEO and executive officer performance;
•reviewing executive and leadership development policies and practices;
•reviewing succession plans for our CEO and other senior management;
•overseeing matters relating to stockholder approval of executive compensation, including advisory say-on-pay votes; and
•overseeing the management of risks associated with our compensation policies and programs.

See the section titled “Compensation Discussion and Analysis” for a description of our processes and procedures for determining executive compensation. The Compensation and Human Resources Committee may form and delegate authority to subcommittees when appropriate.

The Compensation and Human Resources Committee held seven meetings during fiscal 2021. The Compensation Committee Report is included in this Proxy Statement on page 36.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of Lorrie M. Norrington (Chair) and Stacy J. Smith, each of whom qualifies as an independent director under applicable Nasdaq listing standards.

The Corporate Governance and Nominating Committee’s responsibilities include:
•developing general criteria regarding the qualifications and selection of members of the Board;
•recommending candidates for election to the Board;
•developing overall governance guidelines;
•overseeing the performance and evaluation of the Board and individual directors; and
•reviewing and making recommendations regarding director composition and the mandates of Board committees.

The Corporate Governance and Nominating Committee will consider recommendations of candidates for the Board submitted by Autodesk stockholders. For more information, see the section titled “Nominating Process for Recommending Candidates for Election to the Board.”

The Corporate Governance and Nominating Committee held three meetings during fiscal 2021.

Risk Oversight

Our Board, as a whole and through its committees, is responsible for the oversight of risk management. Senior management is responsible for the day-to-day management of the material risks Autodesk faces. In its oversight role, our Board must satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the full Board in setting our business strategy at least annually is a key part of its oversight of risk management, its consideration of management’s appetite for risk, and its determination of what constitutes an appropriate level of risk. The full Board receives regular updates from
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our senior management and outside advisers regarding certain risks Autodesk faces, including litigation, cybersecurity, data privacy, corporate governance, and various operating risks.

In addition, each Board committee oversees certain aspects of risk management. For example, our Audit Committee is responsible for overseeing the management of risks associated with Autodesk’s financial reporting, accounting, and auditing matters, as well as cybersecurity risks relating to financial, accounting, and internal controls matters; our Compensation and Human Resources Committee oversees our executive officer succession planning and risks associated with our compensation policies and programs; and our Corporate Governance and Nominating Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, and director succession planning. Board committees report their findings to the full Board.

Senior management attend all meetings of the Board and its standing committees and are available to address any questions or concerns raised by the Board regarding risk management and any other matters. The Board holds annual strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for Autodesk.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation and Human Resources Committee are Mary T. McDowell, Reid French and Blake Irving. No director who served as a member of the Compensation and Human Resources Committee during fiscal 2021 is or was formerly an officer or employee of Autodesk or any of its subsidiaries. No interlocking relationship existed between any director who served as a member of the Compensation and Human Resources Committee during fiscal 2021 and the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Environment, Social, and Governance Programs

Impact at Autodesk

To help our customers imagine, design, and make a better world, we focus our environmental, social, and governance efforts on the outcomes where we can drive the greatest positive impact; partnering with our customers and enabling their sustainable practices through our products, catalyzing industry action by delivering free learning and training resources and providing software grants and support to qualifying nonprofits and entrepreneurs, and leading by example with our business practices and with our employees. At Autodesk, we recognize that our employees play a central role in the success of our long-term strategy, and our diversity and belonging strategy, professional development opportunities, and total rewards offerings help us attract, retain, and support our employees. Through our products and services, we partner with our customers to help them better understand and improve the environmental, energy, and materials performance of everything they make; make products, buildings, and entire cities that foster healthy and resilient communities; and adapt, grow, and prosper alongside increasing levels of automation.

Board Engagement and Oversight

Our Board receives updates from management on our environmental, social, and governance initiatives and values feedback from our stockholders on these efforts. In fiscal 2021, members of our management team and our Board reached out to stockholders representing approximately 66% of our outstanding shares, and met with numerous investors to discuss topics including the impacts of COVID-19, diversity, sustainability, board composition, governance, and our executive compensation programs, among other topics. Our directors also engage with our employees in various ways throughout the year, developing direct relationships below the executive management level. For example, members of our Board attend Autodesk’s annual leadership meetings, participate in fireside chats with employees, and visit our technology centers and other facilities.

Our Sustainability & Foundation Team, led by our VP of Sustainability, has direct responsibility for setting and implementing our corporate sustainability strategy, with oversight from our CEO and Board. The Sustainability &
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Foundation team reports on sustainability matters and major initiatives, including progress against sustainability goals and targets, to our CEO and Board.

Diversity and Belonging

Autodesk is committed to building and maintaining a diverse workforce and a culture of belonging that welcomes people from all backgrounds, perspectives, and beliefs. We have developed a holistic, updated global Diversity and Belonging (“D&B”) strategy, which began with seeking feedback from employees representing all levels, regions, organizations, and a rich mix of demographics. Our D&B strategy includes initiatives such as inclusive leadership training for all people managers and senior employees as well as hiring manager and interview classes that include training on mitigating bias and inclusive practices.

To help us build a more diverse workforce, we have continued to invest in our diversity partnerships. We partner with educational institutions and professional organizations around the globe supporting underrepresented groups in technology, and provide a variety of scholarships, internship programs, mentoring and development partnerships, and program support to organizations focused on women and underrepresented groups. We also have an Emerging Leaders Program which is focused on developing a diverse cohort of leaders through professional development, mentoring, and networking opportunities.

Our commitment to diversity extends across all levels of our company, including senior leadership. For example, in February 2021, we announced the appointment of a new Chief Financial Officer and Chief Technology Officer, both of whom expand the diversity of our senior leadership. We emphasized the importance of diversity, including diversity of gender, ethnicity, background, and experience, throughout the recruiting process. In choosing an executive search firm, we requested information on the firm’s diversity and belonging strategy and examples of relevant searches that included diverse candidates as part of our evaluation. We also applied more flexibility around certain parameters, such as geography and work experience, to widen the pool of potential candidates. These efforts resulted in a diverse slate of candidates for both the Chief Financial Officer and Chief Technology Officer roles.

We recognize the importance of increasing diversity in our employee population, including representation of women and underrepresented people of color in technical and sales roles, and in leadership. We also provide transparent information around our workforce composition on our website, including the composition of recent hires. Our D&B strategy and leadership recruiting process support our efforts to increase workforce diversity and maintain transparency around our progress.

Additional information on our diversity and belonging program, initiatives, and metrics can be found on our website at https://www.autodesk.com/company/diversity-and-inclusion.

Education

Autodesk is committed to helping fuel a lifelong passion for design and making among students of all ages, both within and outside the classroom. We offer free educational licenses of Autodesk’s professional software to students, educators, and accredited educational institutions worldwide. We inspire and support beginners with Tinkercad, a simple online 3D design and 3D printing tool. Through Autodesk Design Academy, we provide secondary and post-secondary schools hundreds of standards-aligned class projects to support design-based disciplines in Science, Technology, Engineering, Digital Arts, and Math (STEAM) using Autodesk’s professional-grade design, engineering, and entertainment software. Autodesk Design Academy curricula is also syndicated on iTunes U and Udemy, where millions of students go to learn online. Classes and projects are available on our Instructables website for anyone looking to expand their “making” skills. In November 2020, we launched a credential program, which empowers current and future Autodesk customers to learn in-demand toolsets, skillsets, and mindsets, while earning credentials that demonstrate their job readiness. We offer self-paced, modular learning through a range of skill levels, roles, and career ambitions, helping professionals demonstrate and apply relevant knowledge, step into emerging roles, and stay at the forefront of their industry. Our intention is to make Autodesk software ubiquitous and the design and making software of choice for those poised to become the next generation of professional users.

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Environmental Sustainability

Climate Change

In addressing the global challenges posed by climate change, we make it possible for our customers to innovate and respond to associated changes in regulation, building code, physical climate parameters, and other climate-related developments. This effort can directly and indirectly create more demand for existing and new Autodesk products and services in the short and long term. Furthermore, our leadership is committed to taking climate action and that commitment goes hand in hand with our values and reputation in the marketplace.

Developing Customer Solutions

To drive continued progress and meet growing demand, we continue to expand the solutions, education, and support we offer, helping customers secure a competitive advantage for a low-carbon future by designing high-performance buildings, resilient cities and infrastructure, and more efficient transportation and products. To continue to grow this market, we provide software and support to early-stage entrepreneurs, nonprofit organizations, and start-up companies who are designing clean technologies. We are expanding these offerings based upon demand and opportunity in response to challenges posed by climate change.

Climate Change Management Actions

Internally, we are investing in best practices to mitigate our greenhouse gas emissions and climate change risk through investments in renewable energy, energy efficiency, and disaster management and recovery strategies. Highlights include:
•We attained our science-based greenhouse gas reduction target of 43% emissions reduced over fiscal 2009 in fiscal 2020. This reduction was accomplished through increased investment in renewable energy and energy efficiency in our global real estate portfolio, and investments with our customers to create carbon avoidance projects that generate verified emission reduction credits.
•We announced a new commitment to being net-zero emissions by the end of fiscal 2021. Our assured results on this new commitment can be found in our fiscal 2021 impact report.
More information about our sustainability commitment is contained in our fiscal 2021 impact report as well as our previous annual impact reports, which we have published on our website since 2008.

Philanthropy

The Autodesk Foundation (the “Foundation”), a 501(c)(3) organization established and solely funded by us, leads our philanthropic efforts. The Foundation supports employees to create a better world at work, at home, and in the community by matching employees’ volunteer time and/or donations to nonprofit organizations, and supports organizations and individuals using design to drive positive social and environmental impact. To support the latter, we use grant funding, software donations, and training, selecting the most impactful and innovative organizations around the world, leading to a better future for our planet. The Foundation also administers a discounted software donation program on our behalf for nonprofit organizations, social and environmental entrepreneurs, and others who are developing design solutions that will shape a more sustainable future. In fiscal 2020, Autodesk committed to target 1% of annual operating margin for the long-term support of the Autodesk Foundation.

Contacting the Board

Communications from stockholders to the non-employee directors should be addressed to the Chair of the Board as follows: Autodesk, Inc., c/o Chief Legal Officer, 111 McInnis Parkway, San Rafael, California 94903, Attention: Non-Executive Chair.
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Executive Compensation

Compensation Discussion and Analysis

Throughout this proxy statement, the individuals included in the Summary Compensation Table beginning on page 37 are referred to as our “named executive officers” or “NEOs.” For fiscal 2021, our NEOs were:
•Andrew Anagnost, Chief Executive Officer, President, and interim Chief Financial Officer;
•Steven M. Blum, Executive Vice President, Chief Revenue Officer;
•Pascal W. Di Fronzo, Executive Vice President, Corporate Affairs, Chief Legal Officer and Corporate Secretary;
•R. Scott Herren, former Senior Vice President and Chief Financial Officer; and
•Carmel Galvin, former Senior Vice President, People and Places and Chief Human Resources Officer.
The information in this discussion provides perspective and narrative analysis relating to, and should be read along with, the executive compensation tables beginning on page 37.

Our Compensation Discussion and Analysis provides an overview of our business performance in fiscal 2021, highlights the key components and structure of our executive compensation program, discusses the principles underlying our compensation policies and procedures, and addresses other matters we believe explain and demonstrate our performance-based compensation philosophy.

Management Changes in Fiscal 2021

In December 2020, Mr. Herren resigned from his role at Autodesk, and Dr. Anagnost was appointed interim Chief Financial Officer in January 2021. Dr. Anagnost was not granted supplemental compensation in connection with this interim role and continued to be compensated according to his existing arrangements with Autodesk as our President and Chief Executive Officer. Ms. Galvin resigned from her role at Autodesk in January 2021.

Executive Summary

Fiscal 2021 Strategic Priorities and Performance Highlights

Autodesk empowers innovators to achieve the new possible, delivering technology that enables our customers to achieve better outcomes for their products, their businesses, and the world. We recently completed our business model transition from selling perpetual licenses to selling subscriptions. Our subscription plan offerings are designed to give our customers increased flexibility with how they use our products and service offerings and to attract a broader range of customers such as project-based users and small businesses.

In fiscal 2021, we saw unprecedented changes around the world as the pandemic and social unrest challenged the ways we live, work, and participate in our communities. As we adapted our business and operations to support our employees and our customers, the resilience of our subscription business model and the larger shift to cloud computing allowed us to maintain momentum. We made significant progress on our strategic priorities of accelerating digitization in architecture, engineering, and construction, converging design and make in manufacturing, and converting non-compliant and legacy users. Our subscription revenue increased 26% and our remaining performance obligations increased 19% from fiscal 2020, and we met or exceeded all of our key financial goals. We also completed a number of acquisitions in fiscal 2021, including Spacemaker AS, which enables us to support professionals in early-stage design, Pype, which allows our construction customers to automate workflows throughout the project lifecycle, and CAMplete, a leading provider of post-processing and machine simulation solutions in manufacturing. As we look forward, we continue on our mission to help imagine, design, and make a better world with our own environmental, social, and governance efforts and by enabling our customers’ sustainable practices through our products.

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Our fiscal 2021 performance includes the following results:

•	Total billings decreased 1 percent to $4.14 billion.
•	Total revenue was $3.79 billion, an increase of 16% from fiscal 2020.
•	Total subscriptions were 5.27 million, an increase of 8% from fiscal 2020; of which subscription plan subscriptions were 5.15 million.
•	Deferred revenue was $3.36 billion, an increase of 12% from fiscal 2020.
•	Remaining performance obligations (RPO) (deferred revenue plus unbilled deferred revenue) was $4.24 billion, an increase of approximately 19% from fiscal 2020.
•	Income from operations was $629.1 million, compared to $343.0 million in fiscal 2020.
•	Non-GAAP income from operations was $1.11 billion, an increase from $802.6 million in fiscal 2020.*
•	Cash flow from operating activities was $1.44 billion, an increase from $1.42 billion in fiscal 2020. Free cash flow was $1.35 billion, a decrease from $1.36 billion in fiscal 2020.*
•	Stock price increased by 41% in fiscal 2021, 88% over the last two fiscal years, and 140% over the last three fiscal years.
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* A reconciliation of GAAP to non-GAAP results is provided in Appendix A.

Fiscal 2021 Executive Compensation Highlights

Shortly after the beginning of our fiscal 2021, the COVID-19 pandemic swept the globe, resulting in massive disruptions and significant uncertainty for our business and the economy. As the Compensation and Human Resources Committee (the “Committee”) evaluated our fiscal 2021 compensation program, it sought to mitigate the impact of this uncertainty by reducing complexity while establishing incentives for our executives to achieve results aligned with the best interests of Autodesk and our stockholders. In light of the need to maintain flexibility to respond to unforeseen circumstances caused by the pandemic and related actions taken in response to the pandemic, the Committee retained discretion over the annual cash incentive and performance stock units (“PSUs”) that would otherwise be payable on actual performance, not to exceed allowable plan maximums. Ultimately, the Committee only exercised its negative discretion to reduce the actual bonus awards to reflect actual performance achieved, and did not exercise any discretion over the PSU awards earned in fiscal 2021.

We used the following performance metrics during fiscal 2021 to determine the pay outcomes for the components of our NEOs’ pay shown below:

Component of Pay	Performance Metrics
Annual cash incentive	Total Revenue Non-GAAP Operating Income
PSUs	Total Revenue Relative TSR (as defined below) (over 1, 2, and 3 years)

In March 2021, the Committee made the following determinations relating to the compensation of our NEOs:

Annual Cash Incentive Results
Consistent with our fiscal 2021 financial results, the Committee determined that, based on attainment of the performance metrics for Autodesk’s 2021 cash incentive plan, the annual cash incentive awards for our CEO and other NEOs were earned at 100% of their target award opportunity.

Performance Share Results
The Committee certified the attainment levels for performance measures for tranches of PSUs awarded in April 2020, March 2019, and March 2018. For each award, the Committee measured performance based on Autodesk’s achievement of 100% of the revenue target established for fiscal 2021 and relative total stockholder return (“TSR”) over one-, two-, and three-year performance periods, respectively.

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Say-on-Pay Results and Stockholder Outreach

Autodesk and the Committee value the input of our stockholders. The Committee carefully considers stockholder feedback as part of its ongoing review of our executive compensation programs, design, and metrics, and this feedback has informed changes the Committee has made in recent years to align our programs with our business transformation and manage the impacts of COVID-19. In 2020, 95.7% of the votes cast on our say-on-pay proposal were favorable, reflecting strong stockholder support for our executive compensation programs. In fiscal 2021, members of our management team and our Board continued our annual outreach and contacted stockholders representing approximately 66% of our outstanding shares. We met with representatives from passive funds as well as active funds to discuss the impacts of COVID-19, our executive compensation programs, diversity, sustainability, board composition, and governance. This outreach enabled us to gather feedback from a significant cross-section of Autodesk’s stockholder base. Based on these discussions, the Committee found that our stockholders continued to be supportive of our executive compensation programs and the alignment between executive pay and Autodesk’s performance.

Emphasis on Variable “At Risk” Performance Executive Compensation

Our executive compensation program emphasizes variable compensation with both annual and long-term performance components. In fiscal 2021, 94% of our CEO’s and 88% of all other NEOs’ total compensation was variable in nature and “at risk” and 85% of our CEO’s and 78% of all other NEOs’ total compensation consisted of long-term equity. Our incentive programs reward strong annual financial and operational performance, as well as relative TSR over one-, two-, and three-year performance periods. The charts below illustrate the fiscal 2021 pay mix between base salary and targeted short- and long-term equity compensation for our CEO and all other NEOs.
Compensation Guiding Principles

The Committee believes that Autodesk’s executive compensation program should be designed to attract, motivate, and retain talented executives and should provide a rigorous framework that is tied to stockholder returns, company performance, long-term strategic corporate goals, and individual performance. The general compensation objectives are to:
•Recruit and retain the highest caliber of executives through competitive rewards;
•Motivate executive officers to achieve business and financial goals;
•Balance rewards for short- and long-term performance; and
•Align rewards with stockholder value creation.
Within this framework, the total compensation for each executive officer varies based on multiple dimensions:
•Whether Autodesk achieves its short-term and long-term financial and non-financial objectives;
2021 Proxy Statement | 23

•Autodesk’s TSR relative to companies in the North American Technology Software Index;
•The specific role and responsibility of the officer;
•Each individual officer’s skills, competency, contributions, and performance;
•Internal pay parity considerations; and
•Retention considerations.

The Compensation-Setting Process

The Committee reviews and approves all components of each executive officer’s compensation.

CEO Pay Decisions

Throughout the year, the Committee and other independent members of the Board, including the Chair, review the performance of, and provide feedback to, our CEO at regularly scheduled meetings and through informal discussions. Annually, the Committee meets and discusses with other independent members of the Board the performance of our CEO in light of corporate goals and objectives. The Committee took this assessment into account, along with competitive compensation data, in determining our CEO’s compensation. Compensation targets are intended to be aggressive yet achievable with diligent effort during the fiscal year. As part of its deliberations on CEO compensation, the Committee consulted with its independent consultant and the other independent directors prior to approving our CEO’s compensation.

Executive Officer Pay Decisions

Our CEO makes recommendations to the Committee regarding the base salary, annual cash incentive awards, and equity awards for each executive officer other than himself. These recommendations are based on our CEO’s assessment of each executive officer’s performance during the year, competitive compensation data, internal pay parity, and retention considerations. Our CEO reports on the performance of the executive officers and their business functions during the year in light of corporate goals and objectives. He bases his evaluation on his knowledge of each executive officer’s performance and input from other individuals, including feedback provided by the executive officers, their colleagues, and their direct reports. Members of our People and Places organization assist our CEO in assessing each executive officer’s performance and providing market compensation data for each role. In executing the responsibilities set forth in its charter, the Committee relies on a number of resources to provide input to the decision-making process.

Independent Consultant

The Committee retained Exequity LLP as its compensation adviser for fiscal 2021. Exequity provided advice and recommendations on a number of issues, including total compensation philosophy; program design, including program goals, components, and metrics; peer data; compensation trends in the technology sector and general market for senior executives; separation plans; the compensation of our CEO and our other executive officers; and disclosure of our executive pay programs. The Committee has considered the independence of Exequity in light of Nasdaq's listing standards for compensation committee independence and the rules of the SEC, and requested and received a written confirmation from Exequity addressing the independence of the firm and its senior advisers working with the Committee. The Committee discussed these considerations and concluded that the work performed by Exequity did not raise any conflict of interest.

Management

The Committee also consults with management and Autodesk’s People and Places organization regarding executive and non-executive employee compensation plans, including administration of Autodesk’s equity incentive plans.

24 | Autodesk, Inc.

Competitive Compensation Positioning and Peer Group

To ensure our executive compensation practices are competitive and consistent with the Committee’s guiding principles, Exequity and management provide the Committee with compensation data for each executive role. This data is drawn from a group of companies in relevant industries that compete with Autodesk for executive talent. The Committee uses this data, as well as information about broader technology industry compensation practices, when evaluating the compensation of our executive officers.

The compensation peer group is selected based upon multiple criteria, including industry positioning, competition for talent, revenue, market capitalization, financial results, and geographic footprint. The Committee reviews the compensation peer group each year to ensure that the comparisons remain meaningful and relevant. Based on the Committee’s review, the fiscal 2021 compensation peer group consisted of the following companies:

Company	Reported Fiscal Year	Revenue (in billions)	Market Capitalization as of 1/31/2021 (in billions)
Adobe Inc.	27-Nov-20	12.87	219.75
Akamai Technologies, Inc.	31-Dec-20	3.20	18.07
ANSYS, Inc.	31-Dec-20	1.68	30.68
Cadence Design Systems, Inc.	2-Jan-21	2.68	36.37
Citrix Systems, Inc.	31-Dec-20	3.24	16.33
Electronic Arts Inc.	31-Mar-20	5.54	41.31
Intuit Inc.	31-Jul-20	7.68	98.96
Juniper Networks, Inc.	31-Dec-20	4.45	8.00
NetApp, Inc.	24-Apr-20	5.41	14.80
NortonLifeLock Inc. (formerly Symantec Corporation)	3-Apr-20	2.49	12.37
Nuance Communications, Inc.	30-Sep-20	1.48	12.98
PTC Inc.	30-Sep-20	1.46	15.51
Red Hat, Inc.	28-Feb-19	3.36	N/A
salesforce.com, inc.	31-Jan-21	21.25	207.29
Splunk Inc.	31-Jan-21	2.23	26.92
Synopsys, Inc.	31-Oct-20	3.69	38.92
Workday, Inc.	31-Jan-21	4.32	55.29
Autodesk, Inc.	31-Jan-21	3.79	60.92
Autodesk Percentile Ranking		59%	81%

In September 2020, the Committee reviewed the compensation peer group that would be used for fiscal 2022 compensation decision making. The Committee determined that for fiscal 2022, Juniper Networks, Inc., would be removed from the compensation peer group and Palo Alto Networks, Inc., ServiceNow, Inc., and Square, Inc., would be added, based on the criteria described above. In addition, Red Hat, Inc., will be removed for fiscal 2022 due to its acquisition in 2019.

When determining the base salary, incentive targets, equity grants, and target total direct compensation opportunity for each of our NEOs, the Committee references the median data from our compensation peer group for each component and in the aggregate. Actual compensation awards may be above or below the median levels, depending on Autodesk’s financial and operational performance and each executive officer’s experience, skills, and performance. The Committee believes that referencing the total compensation packages of the companies in the compensation peer group keeps Autodesk’s compensation competitive and within market norms. This also provides flexibility for variances in compensation where appropriate, based on each executive officer’s leadership, contributions, and particular skills or expertise as well as retention considerations.

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Principal Elements of the Executive Compensation Program

The principal elements of Autodesk’s fiscal 2021 executive compensation program are described below.

Component	Purpose	Description	Performance Measures
Base Salary	Forms basis for competitive compensation package	Reflects competitive market conditions, individual performance, and internal parity	None, although the Committee considers individual performance when setting and reviewing base salary levels and merit increases
Annual Cash Incentive	Motivate achievement of annual strategic priorities relating to top- and bottom-line growth
Target percentage based on competitive market practices and internal parity
Actual bonus payout ranges from 0% to 200% of target and is determined by performance versus goals established at the beginning of the performance period
Total revenue Non-GAAP total operating income
Performance Stock Units	Align compensation with key drivers of the business and relative stockholder return Encourage focus on near-term and long-term strategic objectives
Size of award based on competitive market practices, corporate and individual performance, and internal parity
Actual number of shares vested ranges from 0% to 200% of target and is determined by performance versus goals established at the beginning of the performance period
Total revenue Autodesk’s relative TSR over one-, two-, and three-year performance periods Autodesk stock price
Restricted Stock Units	Encourage focus on long-term stockholder value creation Retention
Size of award based on competitive market practices, corporate and individual performance, internal parity, and retention considerations
Recipients earn shares if they remain employed through the three-year vesting period
Autodesk stock price
When setting the goals for the annual cash incentive opportunity and PSUs, the Committee considered the overlap of total revenue to be appropriate as a key metric to Autodesk’s success and a way to reduce complexity in light of the economic uncertainty due to the COVID-19 pandemic. The use of non-GAAP operating income in our annual cash incentive and relative TSR over one-, two-, and three-year performance periods against market indices as a modifier for the PSUs further differentiates the short- and long-term incentives and aligns those awards with the achievement of Autodesk’s strategic goals and the long-term interests of our stockholders.

Base Salary

Base salary is used to provide our executive officers with a competitive amount of fixed annual cash compensation. The Committee views base salary as a reliable source of income for the executive officers and an important recruiting and retention tool. The Committee sets base salaries at a competitive level that recognizes the scope, responsibility, and skills required of each position, as well as market conditions and internal pay equity.

The Committee reviewed an analysis of the base salary for each executive role, an assessment of each executive officer’s experience, skills, and performance level, and Autodesk’s performance. In particular, the Committee noted that Dr. Anagnost’s base salary and total cash compensation were below the median market position of our compensation peer group and the Committee’s expectation to increase his base salary over time, commensurate with performance. In consideration of this expectation and Dr. Anagnost’s leadership and contributions to Autodesk, the Committee elected to increase Dr. Anagnost’s base salary in fiscal 2021 by 16.3%. The Committee elected not to increase the base salaries of other NEOs in fiscal 2021.

Named Executive Officer	Fiscal 2020 Base Salary	Fiscal 2021 Base Salary	% Change Compared to Prior Fiscal Year
Andrew Anagnost	$860,000	$1,000,000	16.3%
Steven M. Blum	$592,000	$592,000	0%
Pascal W. Di Fronzo	$514,500	$514,500	0%
Former Executive Officers
R. Scott Herren	$623,000	$623,000	0%
Carmel Galvin	$450,000	$450,000	0%
26 | Autodesk, Inc.

Annual Short-Term Incentive Compensation

At the beginning of each fiscal year, the Committee establishes target award opportunities, payout metrics, and performance targets for the Autodesk, Inc., Executive Incentive Plan (“EIP”). This annual cash incentive is intended to motivate and reward participants for achieving company-wide annual financial and non-financial objectives as well as individual objectives.

Target Award Opportunities and Fiscal 2021 Executive Incentive Plan

The Committee sets the target annual cash incentive award opportunity for each eligible executive officer based on competitive assessments, the executive’s particular role, and internal parity considerations. Based on its review of these factors, the Committee set the fiscal 2021 cash incentive target for each of our NEOs at the same percentage as in fiscal 2020. These target opportunities are expressed as a percentage of the NEO’s annualized base salary and were 125% for our CEO and 75% for our other NEOs. An NEO may receive an earned award that is greater or less than the target award opportunity, depending upon Autodesk’s and the NEO’s performance.

In fiscal 2021, bonus awards for each of our NEOs were funded under the EIP. At the beginning of the fiscal year, the Committee established funding performance thresholds, which, if achieved, would establish the maximum fiscal 2021 EIP funding at 200% of target. For fiscal 2021, the Committee selected total revenue, non-GAAP operating income, and absolute TSR as the funding metrics. As discussed above, the Committee sought to align our executives’ incentives with key drivers of Autodesk’s success, while reducing complexity in the metrics as the COVID-19 pandemic created significant disruption and caused businesses and governments to drastically alter their operations in response to the pandemic.

Autodesk’s fiscal 2021 performance of $3.79 billion in total revenue, $1.11 billion in non-GAAP operating income, and 48% in TSR (based on a 31-day average closing stock price at the beginning and end of fiscal 2021) exceeded the funding threshold, resulting in the maximum bonus award funding for each executive. The Committee then exercised its negative discretion to reduce the actual bonus award for each of the participants based on pre-established performance measures, as described below.

Company Performance Measures and Performance

At the beginning of fiscal 2021, the Committee approved fiscal 2021 EIP performance measures to align our CEO’s and other NEOs’ bonus opportunities with our strategic priorities. In light of the developing COVID-19 pandemic as it was establishing the performance targets in the spring of 2021, the Committee decided to set a target range rather than a single number for each target. These ranges were determined based on our business plan and expectations for the year, and exceeded our target and actual performance in fiscal 2020. In its exercise of negative discretion, the Committee considered the performance attained versus the pre-established performance targets to determine payouts. For our CEO and other NEOs, the Committee assessed the performance of Autodesk against targets set at the beginning of the fiscal year based on the criteria below; the final award could range from 0% to 200% of the target award. This calculation yielded a bonus payout of 100% of target, as shown below:

Performance Metric	Weighting	Actual (millions)	Target (millions)	Attainment %
Total Revenue	60%	$3,790	$3,683-3,960	100%
Non-GAAP Operating Income	40%	$1,112	$910-1,187	100%
Total	100%			100%

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Based on the level of achievement of the performance objectives, in March 2021, the Committee approved short-term incentive awards for our NEOs as follows:

Named Executive Officer	Short-Term Incentive Target as a Percentage of Base Salary	Short-Term Incentive Target(1)	Short-Term Incentive Payout as a Percentage of Target	Short-Term Incentive Payout
Andrew Anagnost	125%	$1,221,311	100%	$1,221,311
Steven M. Blum	75%	$444,000	100%	$444,000
Pascal W. Di Fronzo	75%	$385,875	100%	$385,875
Former Executive Officers(2)
R. Scott Herren	75%	$467,250	—%	$—
Carmel Galvin	75%	$337,500	—%	$—
 _________________
(1)Reflects Dr. Anagnost’s fiscal 2021 base salary adjustment, which took effect on April 1, 2020.
(2)No bonus payout was awarded to Mr. Herren or Ms. Galvin as they resigned prior to the end of fiscal 2021.

Fiscal 2022 Short-Term Incentive Compensation

In fiscal 2022, the bonus awards for each of our NEOs will continue to be determined under the Autodesk, Inc. Executive Incentive Plan. Near the beginning of the fiscal year, the Committee retained total revenue, non-GAAP operating income, and absolute TSR as the funding metrics. If the funding metrics are achieved, in its exercise of discretion, the Committee will consider Autodesk’s performance attainment versus pre-established targets to determine payouts against total revenue and non-GAAP operating income, which have been retained as the performance metrics for the ultimate determination of bonus payments, with the following weighting:

Performance Metric	Weighting
Total Revenue	60%
Non-GAAP Operating Income	40%

The Committee believes that the metrics selected for the fiscal 2022 EIP will align our incentives with key drivers of success. The final awards for our NEOs could range from 0% to 200% of target, depending on the performance achieved. In selecting total revenue and non-GAAP operating income, the Committee also considered stockholder feedback in support of simplicity, metrics that reflect our evolved business model, and focus on profitability, as well as the practices of our peer companies. The Committee continuously assesses our compensation program structure and metrics to respond to business needs, industry practices, and the talent market.

As we seek to attract and retain top-tier executives in a competitive market, the Committee also evaluates the mix of offerings. For fiscal 2022, we introduced a pilot program offering certain employees, including our NEOs, the option to receive PSUs in lieu of participation in the fiscal 2022 EIP (the “bonus to equity exchange program”). Under this program, our NEOs were offered an election for a PSU award with a grant value equal to 100% of the target payout of the fiscal 2022 EIP award they would have otherwise been eligible to receive. The PSUs would vest in one year, contingent upon attainment of the same funding and performance metrics as the fiscal 2022 EIP. The final number of shares received could range from 0% to 200% of target. The Committee believes the bonus to equity exchange program offers benefits such as additional flexibility for our executives, differentiation of Autodesk’s compensation program, and further alignment of incentives with stockholder interests. All of our NEOs as of January 31, 2021, have elected to participate in the bonus to equity exchange program in fiscal 2022. Debbie Clifford, who joined Autodesk as Chief Financial Officer in March 2021, was not eligible for the bonus to equity exchange program as she joined after the election date.

Long-Term Incentive Compensation

Autodesk uses long-term incentive compensation in the form of equity awards to align executive pay opportunities with stockholder value creation and to motivate and reward executive officers for effectively executing longer-term strategic and operational objectives.

28 | Autodesk, Inc.

April 2020 Long-Term Equity Awards

During fiscal 2021, the Committee approved annual equity awards in the form of PSUs and restricted stock units (“RSUs”) for our NEOs. The Committee elected to continue to use a mix of 60% PSUs and 40% RSUs for each of our NEOs, including our CEO, to complement the performance aspects of PSUs with the long-term retention element of RSUs.

In arriving at the total number of PSUs and RSUs to award each executive officer in fiscal 2021, the Committee considered Autodesk’s performance in fiscal 2020, competitive market data for the executive’s position, historical grants, unvested equity, individual performance of the executive, and internal pay parity. At that time, the Committee noted Autodesk’s completion of its business model transition, which was indicative of strong execution and positioned us well for our next stage of growth and continued, long-term stockholder value creation. Key performance indicators reflecting progress in fiscal 2020 included:

REVENUE	GAAP OPERATING INCOME	NON-GAAP OPERATING INCOME(1)
▲ 27% from fiscal 2019	▲ $368M from fiscal 2019	▲ $487M from fiscal 2019
$3.27B	$343M	$803M

FREE CASH FLOW	RPO	1/31/2020 STOCK PRICE
▲ $1.05B from fiscal 2019	▲ 33% from fiscal 2019	▲ 34% from fiscal 2019
$1.36B	$3.56B	$196.85
_________________
(1) A reconciliation of GAAP to non-GAAP results is provided in Appendix A.

As a result of this analysis, the following equity awards were approved:

Named Executive Officer	Target Value of PSU + RSU Award	Target PSU Award (#)(1)	RSU Award (#)(1)
Andrew Anagnost	$13,000,000	52,521	35,014
Steven M. Blum	$4,000,000	16,160	10,773
Pascal W. Di Fronzo	$3,000,000	12,120	8,080
Former Executive Officers(2)
R. Scott Herren	$5,500,000	22,220	14,813
Carmel Galvin	$3,100,000	12,524	8,349
 _________________
(1)Number of shares determined by the weighting of PSUs and RSUs and the average closing stock price over the last 20 trading days prior to the date of grant.
(2)Mr. Herren and Ms. Galvin forfeited all of their unvested stock when they terminated their employment with Autodesk.

PSU Awards

Our current PSU design was adopted following extensive stockholder outreach and incorporates a number of features our stockholders identified as being most important, including multiple performance metrics, TSR relative to peers, and a multi-year measurement period.

The PSU awards provide for a minimum, target, and maximum number of shares to be earned based upon predetermined performance criteria.
•For fiscal 2021 awards, PSU vesting will be based on achievement of performance goals adopted by the Committee (“Performance Results”) and Autodesk’s TSR compared against companies in the S&P North American Technology Software Index with a market capitalization over $2 billion (“Relative TSR”) over one-, two-, and three-year performance periods.
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•In fiscal 2021, we measured Performance Results based on total revenue.
•The use of these different goals motivates management to drive Autodesk’s growth, provides a balance of short- and long-term focus, and, combined with Relative TSR and vesting over one-, two-, and three-year performance periods, aligns these awards with the long-term interests of our stockholders.
Performance Results for the relevant performance period could result in PSU attainment of 0% to 150% of target. Once the Performance Results percentage is established, it is multiplied by a percentage ranging from 67% to 133%, depending on Autodesk’s Relative TSR for the period. The combined impact of these performance criteria is that PSUs could be earned from 0% to 200% of target. The chart below illustrates the attainment mechanics for the PSUs approved in fiscal 2021.

Fiscal 2021 (First PSU Tranche)	Fiscal 2022 (Second PSU Tranche)	Fiscal 2023 (Third PSU Tranche)

Fiscal 2021 Target Shares Multiplied by: Fiscal 2021 Financial Performance (0%-150% of Target) Multiplied by: Fiscal 2021 Relative TSR (+/- 33%)	Fiscal 2022 Target Shares Multiplied by: Fiscal 2022 Financial Performance (0%-150% of Target) Multiplied by: Fiscal 2021-2022 Relative TSR (+/- 33%)	Fiscal 2023 Target Shares Multiplied by: Fiscal 2023 Financial Performance (0%-150% of Target) Multiplied by: Fiscal 2021-2023 Relative TSR (+/- 33%)

An executive who has received PSU grants in three successive years will have a portion of the total PSU shares vesting in that third year be based on the combination of 3-year, 2-year and 1-year Relative TSR (see “Vesting of PSUs” below for an illustration of this cumulative effect of multiple PSU grants).

RSU Awards

The time-based RSU awards granted to our NEOs in April 2020 vest in three equal annual installments, beginning in March 2021. RSUs help us retain executives in a competitive environment and provide further incentive to focus on longer-term stockholder value creation.

Vesting of PSUs in 2021

In March 2021, the Committee reviewed and certified the attainment levels for performance measures for the third tranche of PSUs awarded in March 2018, the second tranche of PSUs awarded in March 2019, and the first tranche of PSUs awarded in April 2020. For each award, the Committee measured the following performance:

Fiscal 2021 financial goal attainment versus target was based on the criteria below. As discussed above, the Committee set a target range rather than a single number in consideration of the uncertainty created by the COVID-19 pandemic. As noted, the range was determined based on our business plan and expectations for the year, and exceeds our target and actual performance in fiscal 2020.

Performance Metric	Weighting	Actual (in millions)	Target (in millions)	Attainment %
Total Revenue	100%	$3,790	$3,683-3,960	100%
Total	100%			100%
30 | Autodesk, Inc.

Autodesk’s Relative TSR was based on:

Performance Period	Autodesk TSR (1)	Percentile Rank (2)	Payout Multiplier
Fiscal 2019 - Fiscal 2021	162.7%	59th Percentile	107%
Fiscal 2020 - Fiscal 2021	101.1%	56th Percentile	108%
Fiscal 2021	47.7%	52nd Percentile	103%
 _________________
(1)Based on the 31-day average closing stock price (+/- 15 days) at the beginning of each period and the end of fiscal 2021.
(2)Relative TSR was measured against companies in the S&P North American Technology Software Index with a market capitalization over $2 billion.

The combination of financial attainment and Relative TSR results yielded the following PSU vesting in fiscal 2021:

March 2018 3rd Tranche Fiscal 2019 Award	:	Fiscal 2021 Financial Goal Attainment 100%	X	Fiscal 2019 - Fiscal 2021 Relative TSR 107%	=	Percent of PSU Target Award 107%

March 2019 2nd Tranche Fiscal 2020 Award	:		X	Fiscal 2020 - Fiscal 2021 Relative TSR 108%	=	Percent of PSU Target Award 108%

April 2020 1st Tranche Fiscal 2021 Award	:		X	Fiscal 2021 Relative TSR 103%	=	Percent of PSU Target Award 103%

Based on this performance, the PSU awards were earned as follows:

	March 2018 Award 3rd Tranche		March 2019 Award 2nd Tranche		April 2020 Award 1st Tranche
Named Executive Officer	Target Number of PSUs	Actual Number of PSUs Earned	Target Number of PSUs	Actual Number of PSUs Earned	Target Number of PSUs	Actual Number of PSUs Earned
Andrew Anagnost	12,349	13,213	14,018	15,139	17,507	18,032
Steven M. Blum	2,968	3,175	5,097	5,504	5,387	5,548
Pascal W. Di Fronzo	1,979	2,117	2,294	2,477	4,040	4,161
Former Executive Officers(1)
R. Scott Herren	3,694	—	7,009	—	7,407	—
Carmel Galvin	3,694	—	2,803	—	4,175	—
_________________
(1)Mr. Herren and Ms. Galvin forfeited all of their unvested stock when they terminated their employment with Autodesk.

March 2021 Equity Awards

In March 2021, the Committee approved a mix of PSUs and RSUs for each of our NEOs. The fiscal 2022 PSU awards are structured in the same manner as the fiscal 2021 PSU awards; however, financial performance will be measured based on the following metrics:

Performance Metric	NEO Weighting
Total Revenue	60%
Free Cash Flow	40%

The payout for financial performance will continue to range from 0% to 200%. The Committee selected total revenue and free cash flow as the performance metrics to align our executives' incentives with these key drivers of stockholder value, and increased the weighting of free cash flow from previous years, taking into consideration stockholder feedback noting the importance of this metric as an indicator of Autodesk’s intrinsic value. The Committee determined the overlap of total revenue in the short-term incentive and the PSUs to be appropriate in light of the importance of this goal, the use of different second metrics in the two incentives, and the use of relative TSR modifiers for the PSUs.
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The financial performance results will continue to be adjusted based on Autodesk’s Relative TSR over one-, two-, and three-year performance periods with a relative TSR payout range of 67% to 133%.

For fiscal 2022, the Committee elected to grant our NEOs 60% their annual equity in PSUs and 40% in RSUs to align their compensation with Company performance.

Executive Benefits

Welfare and Other Employee Benefits

Benefits provided to our executive officers are generally the same as those provided to all other eligible Autodesk employees. In the United States, these benefits include medical, dental, and vision insurance, 401(k) retirement plan with company matching contributions, an employee stock purchase plan, health and dependent care flexible spending accounts, short-term disability salary continuation, long-term disability insurance, accidental death and dismemberment insurance, basic life insurance coverage, and various paid time off and leave programs.

Perquisites and Other Personal Benefits

Autodesk does not, as a general practice, provide material benefits or special considerations to our executive officers that are not provided to other employees. However, from time to time, when deemed appropriate by the Committee, certain executive officers receive perquisites and other personal benefits that are competitively prudent or otherwise in Autodesk’s best interest.

Employment Agreement and Post-Employment Compensation

Employment Agreement with CEO

The terms and conditions of Dr. Anagnost’s employment are set forth in his June 2017 employment agreement, which defines the respective rights of Autodesk and Dr. Anagnost. This agreement provides general protection for Dr. Anagnost in the event of termination without cause or resignation for good reason and has been a valuable tool to incentivize Dr. Anagnost to become our CEO and to retain his services. We believe the protections afforded to our CEO in the event of a change in control promote continuity by helping our CEO maintain focus and dedication to enhance stockholder value. Details of the agreement with Dr. Anagnost can be found beginning on page 43.

Severance Plan

During fiscal 2019, the Committee adopted the Autodesk, Inc. Severance Plan to establish standard executive severance terms and minimize the need to negotiate individualized executive severance terms in the future. Each of our NEOs (other than our CEO), as well as certain other senior executives, is a participant in the plan. If a participant’s employment is terminated without cause, or if a participant terminates his or her employment for good reason, then, in addition to payment of accrued base salary and vacation and any previously awarded but unpaid bonus, the participant is eligible to receive the following benefits:
•a lump-sum payment equal to the sum of (a) 1.5 times the participant’s base pay in effect on the date of termination and (b) 1.5 times the participant’s target annual cash bonus incentive amount under our annual cash bonus incentive plan applicable to the participant in effect the date of termination;
•accelerated vesting of the participant’s time-based RSUs that would have become vested had the participant remained continuously employed by Autodesk for an additional 12 months following the termination;
•continued vesting of the participant’s PSUs that would have become vested had the participant remained continuously employed by Autodesk for an additional 12 months following the termination, based on the extent to which the underlying performance criteria, with respect to such awards, are satisfied for such performance period;
32 | Autodesk, Inc.

•a lump-sum payment in an amount equal to 12 times the monthly premium that the participant would be required to pay to continue his or her group health coverage if the participant had made a timely election under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”); and
•Company-provided outplacement services in accordance with Autodesk’s then-applicable outplacement service program or arrangements for 18 months immediately following the date of termination.
In March 2021, we amended the Severance Plan to provide similar benefits as those set forth above to participants who voluntarily terminate employment for qualified retirement. All payments and other benefits under the Autodesk, Inc. Severance Plan are subject to applicable withholding obligations, the participant’s release of all claims, compliance with certain confidentiality covenants and, in circumstances other than a qualified retirement, non-disparagement and non-solicitation covenants.

Estimates of the potential payments and benefits payable in the event of a termination of employment under the Severance Plan are set forth in “Change-in-Control Arrangements, Severance Plan, Retirement Arrangements, and Employment Agreement” below.

Change in Control Program

To ensure the continued service of key executive officers in the event of a potential change in control of Autodesk, the Board has adopted the Autodesk, Inc. Executive Change in Control Program. Each of our NEOs, among other employees, is a participant in the program. The payments and benefits available under this program are designed to encourage the continued services of the NEOs in the event of a potential change in control of Autodesk and to allow for a smooth leadership transition thereafter. Further, these arrangements are intended to provide incentives to the NEOs to execute strategic initiatives that are aligned with stockholder value creation, even if these initiatives may result in the elimination of an NEO’s position.

The Executive Change in Control Program provides continuity in the event of a change in control transaction, which is designed to further enhance stockholder value. Payment and benefits under the Executive Change in Control Program are provided only in the event of a qualifying termination of employment following a change in control (“double trigger”). Autodesk does not offer tax reimbursement or “gross-up” payments under the Executive Change in Control Program.

The material terms and conditions of the Executive Change in Control Program, as well as an estimate of the potential payments and benefits payable in the event of a termination of employment in connection with a change in control of Autodesk, are set forth in “Change-in-Control Arrangements, Severance Plan, Retirement Arrangements, and Employment Agreement” below.

Retirement Provisions in RSU and PSU Agreements

To ensure the continued long-term service of key executive officers through an orderly retirement, the Board has adopted retirement provisions in RSU and PSU agreements entered into with executive officers starting in March 2019. Each of our NEOs, among other employees, is eligible to participate in the program. The retirement benefit available under this program is limited to partial continued vesting of outstanding RSUs and PSUs following a qualified retirement and is designed to encourage the continued long-term services of the NEOs and to allow for a smooth leadership transition upon their retirement. Continued vesting under the retirement provisions in RSU and PSU agreements is provided only in the event of a qualifying retirement.

The material terms and conditions of the retirement provisions, as well as an estimate of the potential benefit payable in the event of a qualifying retirement, are set forth in “Change-in-Control Arrangements, Severance Plan, Retirement Arrangements, and Employment Agreement” below.

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Leading Compensation Governance Practices

Autodesk’s executive compensation objectives are supported by policies and strong governance practices that align executives’ interests with the interests of our stockholders. Some of the program’s most notable features are highlighted in the table and summarized below.

	What We Do		What We Do Not Do
✓	Robust stockholder outreach program	x	Allow hedging, pledging, or trading in Autodesk derivative securities
✓	Significant percentage of NEO total pay tied to achievement of critical financial and stockholder value creation	x	Reprice stock options
✓	Significant stock ownership requirements	x	Offer executive benefits and excessive perquisites
✓	Clawback policy	x	Fixed-term employment agreements
✓	Double-trigger change in control arrangements with no excise tax gross-up
✓	Equity award grant policy
✓	Effective risk management
✓	Independent compensation committee and consultant

Mandatory Stock Ownership Guidelines

The Board believes that stock ownership by our executive officers is important to promote a long-term perspective and align the interests of our executive officers with those of our stockholders. We have adopted mandatory stock ownership guidelines for our executive officers, which require each executive officer to hold shares of Autodesk’s common stock equivalent in value to a multiple of his or her base salary. This is intended to create clear guidelines that tie a portion of the executive officer’s net worth to the performance of Autodesk’s stock price. The current stock ownership guidelines are as follows:

	CEO	Executive Vice President	Other Senior Executives
Multiple of Base Salary	6.0 times	3.0 times	3.0 times

Executive officers have four years from the later of either (i) March 2017 or (ii) their hire or promotion to a position subject to a higher ownership threshold to satisfy the required level of stock ownership. For purposes of satisfying the required stock ownership level, shares of common stock subject to outstanding RSU awards are counted as shares owned. The Board reviews progress against these guidelines and requirements annually and updates them as appropriate. As of the most recent review of attainment, each of our NEOs satisfied the ownership guidelines.

Clawback Policy

An executive officer’s cash incentive-based compensation may be recovered at the discretion of the Board if that officer has engaged in fraudulent or other intentional misconduct and the misconduct caused a material restatement of our financial statements.

Derivatives Trading and Anti-Hedging and Pledging Policy

Our insider trading policy prohibits executive officers, members of the Board, and all other employees from trading derivative securities related to Autodesk’s stock or engaging in short sales or other short-position transactions in shares of our stock. This policy does not restrict ownership of company-granted awards, such as options to purchase shares of our common stock or PSU or RSU awards, which have been granted by the Committee. The policy also prohibits all employees, including our executive officers, and members of the Board, from hedging Autodesk stock, holding it in a margin account, or otherwise pledging Autodesk securities.

34 | Autodesk, Inc.

Equity Award Grant Policy

All equity awards granted to the executive officers are approved by the Committee. Approval of the equity awards for the executive officers generally occurs at the Committee’s regularly scheduled quarterly meeting, although on occasion the Committee has approved new-hire, retention, or promotion grants outside of that cycle.

Effective Risk Management

Each year, the Committee evaluates Autodesk’s compensation-related risk profile. The Committee has concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on Autodesk.

Regulatory Considerations and Practices

Autodesk continuously reviews and evaluates the impact of the tax laws and accounting practices and related interpretations on the executive compensation program. For example, the Committee considers Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), which results in recognition of compensation expense for share-based payment awards, and Section 409A of the Code, which affects deferred compensation arrangements, as it evaluates, structures, and implements changes to the program.

Deductibility Limitation

Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to any one NEO during any fiscal year. Under the rules in effect before calendar 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. To maintain flexibility in compensating executives in a manner designed to promote varying corporate goals, the Committee did not adopt a policy requiring all compensation to be deductible under Section 162(m) and continues to reserve the right to structure compensation arrangements and issue awards that may not be deductible under Section 162(m). However, the Committee historically has considered, among other factors, deductibility under Section 162(m) with respect to compensation arrangements for executives. Prior to 2018, we generally designed our annual and long-term incentive compensation programs for executives in a manner that was intended to qualify as performance-based compensation under Section 162(m), with the understanding that these programs may not qualify from time to time.

The Tax Cuts and Jobs Act, which was signed into law December 22, 2017, eliminated the performance-based compensation exception under Section 162(m), effective January 1, 2018, subject to a special rule applying to certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation that our Committee structured in calendar 2017 and prior years with the intent of qualifying as performance-based compensation under Section 162(m) that is paid on or after January 1, 2018, may not be fully deductible, depending on the application of the special rule. Moreover, after January 1, 2018, compensation awarded in excess of $1 million to our NEOs, including our chief financial officer, generally will not be deductible. While the Tax Cuts and Jobs Act will limit the deductibility of compensation paid to our NEOs, our Committee will, consistent with its past practice, continue to retain flexibility to design compensation programs that are in the best long-term interests of Autodesk and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account. We continue to analyze whether to redesign any of our compensation programs in light of the amendments to Section 162(m) and other sections of the that became effective in 2018.

Taxation of Deferred Compensation

Section 409A of the Code imposes significant additional taxes in the event an executive officer, director, or service provider receives “deferred compensation” that does not satisfy the restrictive conditions of the provision. Section 409A applies to a wide range of compensation arrangements, including traditional nonqualified deferred compensation plans, certain equity awards, and separation arrangements. To assist employees with avoiding additional taxes under Section 409A, Autodesk has structured equity awards in a manner intended to comply with the applicable Section 409A conditions.

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Taxation of “Golden Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if, in connection with a change in control, they receive payments or benefits that exceed certain prescribed limits. In addition, the relevant company or a successor may forfeit a deduction on the amounts subject to this additional tax. Autodesk did not provide any executive officer with a “gross-up” or other reimbursement payment for any tax liability the executive might owe as a result of the application of Sections 280G or 4999 during fiscal 2021. In addition, Autodesk has not agreed and is not otherwise obligated to provide any NEO with such a “gross-up” or other reimbursement or to otherwise address the application of Sections 280G or 4999 in connection with payments or benefits arising from a change in control.

Accounting for Stock-Based Compensation

Autodesk follows ASC Topic 718 for stock-based compensation awards. ASC Topic 718 requires Autodesk to measure the compensation expense for all share-based payment awards made to employees (including executive officers) and members of the Board, including options to purchase shares of common stock, based on the grant date “fair value” of these awards. Fair value is calculated for accounting purposes and reported in the compensation tables below, even though the executive officers and directors may never realize any value from their awards. ASC Topic 718 also requires Autodesk to recognize the compensation cost of these share-based payment awards in the income statements over the period that an employee or director is required to render service in exchange for the stock option or other award.

Compensation Committee Report

The Compensation and Human Resources Committee of the Board of Directors, which is composed solely of independent members of the Board of Directors, assists the Board in fulfilling its responsibilities regarding compensation matters and, pursuant to its charter, is responsible for determining the compensation of Autodesk’s executive officers. The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Compensation and Human Resources Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION AND HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

Mary T. McDowell, Chair
Reid French
Blake Irving

36 | Autodesk, Inc.

Summary Compensation Table

The Summary Compensation Table below presents information concerning the total compensation of our named executive officers for fiscal 2021, 2020 and 2019.

Named Executive Officer and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Andrew Anagnost	2021	975,559	—	13,559,493	1,221,311	—	15,756,363
Chief Executive Officer and	2020	904,327	—	9,679,365	935,250	50,715	11,569,657
President	2019	819,711	—	7,066,886	1,102,200	32,961	9,021,758
Steven M. Blum,	2021	591,187	—	6,306,531	444,000	—	7,341,718
Chief Revenue Officer	2020	623,615	—	3,558,289	386,280	81,107	4,649,291
	2019	569,915	—	3,062,510	459,360	50,861	4,142,646
Pascal W. Di Fronzo,	2021	513,793	—	2,805,623	385,875	—	3,705,291
Executive Vice President	2020	541,962	—	1,896,136	335,711	6,962	2,780,771
Corporate Affairs, Chief Legal Officer and Secretary	2019	495,762	1,200	2,279,150	399,168	7,291	3,182,571
Former Executive Officers:
R. Scott Herren,	2021	558,732	—	5,660,031	—	—	6,218,763
Senior Vice President and	2020	656,192	—	4,750,230	406,508	50,955	5,863,885
Chief Financial Officer	2019	599,246	—	3,890,605	483,120	32,802	5,005,773
Carmel Galvin	2021	431,765	—	3,268,739	—	—	3,700,504
Senior Vice President, People and	2020	465,385	—	1,946,428	293,625	64,253	2,769,691
Places and Chief Human Resources Officer	2019	361,539	50,000	2,026,238	289,026	7,326	2,734,129
_____________
(1)Represents payments made to our named executive officers for amounts that relate to: signing bonuses, as in the case of Ms. Galvin, who received a sign-on bonus in fiscal 2019; and other miscellaneous amounts, such as payments made in recognition of years of service as part of an Autodesk company-wide program.
(2)Amounts consist of the aggregate grant date value for PSU and RSU awards computed in accordance with FASB ASC Topic 718, based on target levels of achievement (the probable outcome at grant) in the case of PSUs. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 19, 2021. The maximum value of PSU awards generally is capped at 180% of target for fiscal 2019 and capped at 200% of target for fiscal 2020 and fiscal 2021. The maximum values for PSU awards granted in fiscal 2021 are as follows: Dr. Anagnost: $15,134,426; Mr. Herren: $6,304,006; Mr. Blum: $4,674,176; Mr. Di Fronzo: $2,876,409; and Ms. Galvin: $3,653,248. Mr. Herren and Ms. Galvin forfeited 100% of their stock awards granted in fiscal 2021 as a result of their termination of employment with Autodesk. Actual PSU awards earned in fiscal 2021 by the named executive officers are shown in “Long-Term Incentive Compensation" in the Compensation Discussion and Analysis.
(3)Represents amounts earned for services performed during the relevant fiscal year pursuant to our short-term cash incentive plan (“EIP”) for all executive officers shown. The amounts shown reflect the total cash amounts awarded under the EIP, which are payable in the first quarter of the following fiscal year.
(4)Represents all other compensation for the relevant fiscal year not reported in the previous columns, reimbursement of certain tax expenses, authorized familial travel and gifts in connection with business trips, Autodesk’s matching contributions to pre-tax savings plans, insurance premiums, personal gifts and related tax gross ups. Generally, unless the items included in this category exceed the greater of $25,000 or 10% of the total amount of perquisites received by a given named executive officer, individual perquisites are not separately identified and quantified.

Grants of Plan-Based Awards in Fiscal 2021

Grants of plan-based awards reflect grants made to our named executive officers under our non-equity incentive plans and equity compensation plans during fiscal 2021. The following tables include potential threshold, target, and maximum amounts payable under our EIP for performance during fiscal 2021, and do not constitute compensation on top of the amounts included in the Summary Compensation Table. However, these amounts do not reflect amounts actually earned for fiscal 2021. The following table also includes amounts relating to PSUs and RSUs issued under our 2012 Stock Plan. See “Annual Short-Term Incentive Compensation" and “Long-Term Incentive
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Compensation" in the Compensation Discussion and Analysis for actual amounts earned in fiscal 2021 by the named executive officers and further discussion of plan-based and other awards.

The following tables present information concerning grants of plan-based awards to each of the named executive officers during fiscal 2021:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock (#)(4)	Grant Date Fair Value of Stock Awards ($) (5)
Named Executive Officer	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew	4/9/2020	—	—	—	—	—	—	35,014	5,773,809
Anagnost	4/9/2020	—	—	—	—	12,349	22,228	—	2,184,538
	4/9/2020	—	—	—	—	14,018	28,036	—	2,523,941
	4/9/2020	—	—	—	—	17,507	35,014	—	3,077,205
		—	1,221,311	2,442,622
Steve M.	4/9/2020	—	—	—	—	—	—	10,773	1,776,468
Blum	1/10/2021	—	—	—	—	—	—	6,692	2,140,436
	4/9/2020	—	—	—	—	2,968	5,342	—	525,039
	4/9/2020	—	—	—	—	5,097	10,194	—	917,715
	4/9/2020	—	—	—	—	5,387	10,774	—	946,873
		—	444,000	888,000
Pascal W.	4/9/2020	—	—	—	—	—	—	8,080	1,332,392
Di Fronzo	4/9/2020	—	—	—	—	1,979	3,562	—	350,085
	4/9/2020	—	—	—	—	2,294	4,588	—	413,035
	4/9/2020	—	—	—	—	4,040	8,080	—	710,111
		—	385,875	771,750
Former Executive Officers
R. Scott	4/9/2020	—	—	—	—	—	—	14,813	2,442,664
Herren	4/9/2020	—	—	—	—	3,694	6,649	—	653,469
	4/9/2020	—	—	—	—	7,009	14,018	—	1,261,970
	4/9/2020	—	—	—	—	7,407	14,814	—	1,301,928
		—	467,250	934,500
Carmel	4/9/2020	—	—	—	—	—	—	8,349	1,376,750
Galvin	4/9/2020	—	—	—	—	3,694	6,649	—	653,469
	4/9/2020	—	—	—	—	2,803	5,606	—	504,680
	4/9/2020	—	—	—	—	4,175	8,350	—	733,840
			337,500	675,000
________________
(1)Reflects the date on which the Committee approved the grant of an equity award or, if later in the case of a PSU award, the date on which the Committee established the performance metric underlying such award or a component thereof. Mr. Herren and Ms. Galvin forfeited 100% of their stock awards granted in fiscal 2021 as a result of their termination of employment with Autodesk.
(2)Reflects target and maximum dollar amounts payable under the EIP for performance during fiscal 2021, as described in “Compensation Discussion and Analysis—Principal Elements of the Executive Compensation Program.” “Threshold” refers to the minimum amount payable for a certain level of performance; “Target” refers to the amount payable if specified performance targets are reached; and “Maximum” refers to the maximum payout possible.
(3)Represents shares of our common stock subject to each of the PSU awards granted to the named executive officers in fiscal 2021 under our 2012 Stock Plan. These columns show the awards that were possible at the threshold, target, and maximum levels of performance. Shares were to be earned based upon total revenue goal for fiscal 2021 adopted by the Committee (the “Annual Financial Results”), as well as TSR compared against the companies in the S&P Computer Software Select Index or the S&P North American Technology Software Index with a market capitalization over $2 billion (“Relative TSR”). In each case, Annual Financial Results for the relevant performance period could result in PSU attainment, subject to the Relative TSR modifier, of 0%-150% of target. Once the Annual Financial Results percentage is established, it is multiplied by a percentage ranging from 67%-133%, depending on Autodesk's Relative TSR performance for the period. Ultimately, PSUs could be earned from 0%-200% of target. Actual PSU awards earned in fiscal 2021 by the named executive officers under this program are shown in “Long-Term Incentive Compensation” in the Compensation Discussion and Analysis.
(4)RSUs granted on April 9, 2020, vest in three equal annual installments beginning on March 21, 2021.
(5)Reflects the grant date fair value of each equity award. The assumptions used in the valuation of these awards are set forth
38 | Autodesk, Inc.

in Note 1, “Business and Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 19, 2021. These amounts do not correspond to the actual value that will be realized by the named executive officers upon the vesting of RSUs or the sale of the common stock underlying such awards.

Outstanding Equity Awards at Fiscal 2021 Year End

The following table presents information concerning outstanding unvested RSU and PSU awards for each named executive officer as of January 31, 2021. This table includes RSUs and PSUs granted under the 2012 Stock Plan. Unless otherwise indicated, all RSU awards vest in three equal annual installments beginning on the first anniversary of the date of grant.

		Stock Awards
Named Executive Officer	Grant Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($) (1)
Andrew Anagnost	3/21/2018	13,213	(2)	3,665,683
	3/21/2018	8,233		2,284,081
	3/21/2019	29,157	(3)	8,089,027
	3/21/2019	18,690		5,185,167
	4/9/2020	53,046	(4)	14,716,552
	4/9/2020	35,014		9,713,934
Steven M. Blum	3/21/2018	3,175	(2)	880,840
	3/21/2018	2,968		823,412
	3/21/2019	10,602	(3)	2,941,313
	3/21/2019	6,796		1,885,414
	4/9/2020	16,322	(4)	4,528,212
	4/9/2020	10,773		2,988,753
	1/10/2021	6,692		1,856,562
Pascal W. Di Fronzo	3/21/2018	2,117	(2)	587,319
	3/21/2018	1,979		549,034
	3/21/2019	4,771	(3)	1,323,619
	3/21/2019	3,058		848,381
	4/9/2020	12,241	(4)	3,396,021
	4/9/2020	8,080		2,241,634
Former Executive Officers (5)
R. Scott Herren		—		—
Carmel Galvin		—		—
________________
(1)Market value of RSUs and PSUs that have not vested is computed by multiplying (i) $277.43, the closing price on the Nasdaq of Autodesk common stock on January 29, 2021, the last trading day of fiscal 2021, by (ii) the number of shares of stock underlying the applicable award.
(2)Awards relate to the third-year tranche of PSU awards granted on March 21, 2018, under the 2012 Plan. These PSUs were subject to achievement of a total revenue goal for fiscal 2021 adopted by the Committee, as well as Relative TSR. This tranche was earned as of January 31, 2021, and subject to vest on March 22, 2021.
(3)Awards relate to the second- and third-year tranches of PSU awards granted on March 21, 2019, under the 2012 Plan. The second-year tranche of these PSUs was subject to achievement of a total revenue goal for fiscal 2021 adopted by the Committee, as well as Relative TSR. The second-year tranche was earned as of January 31, 2021, and subject to vest on March 25, 2021.
(4)Awards related to the first-, second-, and third-year tranches of PSU awards granted on April 9, 2020, under the 2012 Plan. The first-year tranche of these PSUs were subject to achievement of a total revenue goal for fiscal 2021 adopted by the Committee, as well as Relative TSR. The first-year tranche was earned as of January 31, 2021, and subject to vest on March 25, 2021.
(5)Mr. Herren and Ms. Galvin forfeited all of their unvested stock when they terminated their employment with Autodesk.

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Option Exercises and Stock Vested at Fiscal 2021 Year End

There were no stock options exercised by any of the named executive officers during fiscal 2021. The following table presents information concerning the vesting of stock awards held by each of the named executive officers during fiscal 2021.

	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (1)
Andrew Anagnost	99,031		$15,237,473
Steven M. Blum	21,968		$3,304,805
Pascal W. Di Fronzo	13,482		$2,033,344
Former Executive Officers
R. Scott Herren	28,467		$4,280,783
Carmel Galvin	12,469	1,255,389	$2,033,913
______________
(1)Reflects the number of shares acquired on vesting of RSUs or PSUs multiplied by the closing market price of our common stock as reported on the Nasdaq on the vesting date.

Nonqualified Deferred Compensation for Fiscal 2021

Under our Nonqualified Deferred Compensation Plan, certain U.S.-based officers (including named executive officers) may defer compensation earned such as salary or awards under the EIP. Deferral elections are made by eligible executive officers each year during an open enrollment period for amounts to be earned in the following year. Autodesk does not make any contribution for executive officers under the Nonqualified Deferred Compensation Plan. Prior to April 2013, we maintained the Autodesk, Inc. Equity Incentive Deferral Plan, which permitted certain executive officers to defer up to 50% of their EIP award.

The following table presents information regarding non-qualified deferred compensation activity for each listed officer during fiscal 2021:

Named Executive Officer	Executive Contributions (Distributions) in Fiscal Year ($)	Aggregate Earnings/ (Losses) in Fiscal Year ($) (1)	Aggregate Balance at Fiscal Year End ($)
Andrew Anagnost	557,816	434,986	4,831,432
Steven M. Blum	115,884	208,737	2,132,823
Pascal W. Di Fronzo	—	56,739	248,102
Former Executive Officers:
R. Scott Herren	—	—
Carmel Galvin	—	—
_____________
(1)None of the earnings or losses in this column are reflected in the Summary Compensation Table because they are not considered preferential or above market.
CEO Pay Ratio

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The fiscal 2021 annual total compensation of our CEO was $15,756,363. The fiscal 2021 annual total compensation of our median compensated employee was $136,122, and the ratio of these amounts was 115.8 to 1.

To identify the median employee, we examined the compensation of our full- and part-time employees (other than our CEO) as of the last day of our fiscal year. We used target total direct compensation as our consistently applied compensation measure. Target total direct compensation for this purpose consisted of each employee’s estimated salary earnings, target non-equity incentive opportunity, and the fair market value price of his or her equity incentive
40 | Autodesk, Inc.

awards granted in fiscal 2021. We also converted all employee compensation, on a country-by-country basis, to U.S. dollars based on the applicable year-end exchange rate. After identifying the median employee, we calculated the annual total compensation for such employee using the same methodology that we used for our NEOs as set forth in the Summary Compensation Table. In fiscal 2021 the pay ratio increased year-over-year based largely upon an increase in variable stock-based compensation for our CEO.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Change-in-Control Arrangements, Severance Plan, Retirement Arrangements, and Employment Agreement

In an effort to ensure the continued service of our executive officers in the event of a change in control, each of our executive officers (other than our CEO) participate in an Executive Change in Control Program (the “Program”) that was approved by the Board in March 2006 and amended most recently in December 2016. Dr. Anagnost has a change-in-control provision in his employment agreement, as noted below. Additionally, in August 2018, the Committee adopted the Autodesk, Inc. Severance Plan (the “Severance Plan”) to establish standard executive severance terms and to minimize the need to negotiate individualized executive severance terms in the future. Each of our current executive officers (other than our CEO) has been designated by the Committee to participate in the Severance Plan. The Board adopted retirement provisions in RSU and PSU agreements entered into with executive officers starting in March 2019 and amended the Severance Plan in March 2021 to provide benefits for executive officers who voluntarily terminate their employment for a “qualified retirement” as defined under the Severance Plan. Each of our current executive officers is eligible to receive the retirement benefits, although currently only three of our NEOs has served at Autodesk long enough to have a qualifying retirement under the provisions.

Executive Change in Control Program

Under the terms of the Program, if, within 60 days prior or 12 months following a “change in control,” an executive officer who participates in the Program is terminated without “cause,” or voluntarily terminates his or her employment for “good reason” (as those terms are defined in the Program), the executive officer will receive (among other benefits), following execution of a release and non-solicitation agreement:
•An amount equal to 1.5 times the sum of the participant’s annual base salary and average annual bonus, plus the participant’s pro-rata bonus, provided the Autodesk bonus targets are satisfied, payable in a lump sum;
•Acceleration of all of the participant’s outstanding incentive equity awards, including stock options, RSUs, and PSUs; and
•Reimbursement of the total applicable premium cost for medical and dental coverage for the participant and his or her eligible spouse and dependents until the earlier of 18 months from the date of termination or when the participant becomes covered under another employer’s employee benefit plans.
•An executive officer who is terminated for any other reason will receive severance or other benefits only to the extent the executive would be entitled to receive them under our then-existing benefit plans and policies. If the benefits provided under the Program constitute parachute payments under Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, then such benefits will be (1) delivered in full, or (2) delivered to such lesser extent that would result in no portion of the benefits being subject to the excise tax, whichever results in the executive officer receiving the greatest amount of benefits.
As defined in the Program, a “change in control” occurs if any person acquires 50% or more of the total voting power represented by voting securities, if Autodesk sells all or substantially all its assets, if Autodesk merges or consolidates with another corporation, or if the composition of the Board changes substantially.
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Severance Plan

Termination Without Cause or for Good Reason

Under the terms of the Severance Plan, if a participant in the Severance Plan is terminated without “cause” or voluntarily terminates his or her employment for “good reason” (as those terms are defined in the Severance Plan) then, in addition to payment of accrued base salary, vacation, and any previously awarded but unpaid bonus, the participant will be eligible to receive the following benefits under the Severance Plan, subject to execution of a release and compliance with certain non-disparagement, non-solicitation and confidentiality covenants:
•A lump sum payment equal to the sum of (a) 1.5 times the participant's base pay as in effect on the date of termination, and (b) 1.5 times the participant’s target annual cash bonus incentive amount under Autodesk’s annual cash bonus incentive plan applicable to the participant as in effect on the date of termination;
•Accelerated vesting of the participant’s time-based RSUs that would have become vested had the participant remained continuously employed by Autodesk for an additional 12 months following the termination;
•Continued vesting of the participant’s PSUs that would have become vested had the participant remained continuously employed by Autodesk for an additional 12 months following the termination, based on the extent to which the underlying performance criteria with respect to such awards are satisfied for such performance period;
•A taxable lump sum payment in an amount equal to 12 times the monthly premium that the participant would be required to pay to continue their group health coverage if the participant had made a timely election under COBRA; and
•Company-provided outplacement services in accordance with Autodesk’s then-applicable outplacement service program or arrangements for 18 months immediately following the date of termination.
Retirement

In March 2021, we amended the Severance Plan to provide additional benefits to participants who voluntarily terminate employment for qualified retirement. If a participant’s termination is considered a qualified retirement, then, in addition to payment of accrued base salary, vacation, and any previously awarded but unpaid bonus, the participant will be eligible to receive the following benefits under the Severance Plan:
•A lump sum payment equal to the sum of (a) 1.5 times the participant's base pay, (b) 1.5 times the participant’s target annual cash bonus incentive amount under Autodesk’s annual cash bonus incentive plan applicable to the participant as in effect as of the qualified retirement, and (c) a pro-rata portion of the participant’s target annual cash bonus incentive amount as in effect as of the qualified retirement, for the fiscal year in which the qualified retirement occurs;
•Accelerated vesting of the participant’s time-based RSUs that would have become vested had the participant remained continuously employed by Autodesk for an additional 12 months following the qualified retirement;
•Continued vesting of the participant’s PSUs that would have become vested had the participant remained continuously employed by Autodesk for an additional 12 months following the qualified retirement, based on the extent to which the underlying performance criteria with respect to such awards are satisfied for such performance period; and
•A taxable lump sum payment in an amount equal to 18 times the monthly premium that the participant would be required to pay to continue their group health coverage if the participant had made a timely election under COBRA.
For the purposes of the Severance Plan, “qualified retirement” is defined as a voluntary termination of employment by an executive officer, which meets either of the following requirements: (i) one’s combined total age plus years of employment with Autodesk is equal to or greater than 75 or (ii) one is at least 55 years of age and completes at least 10 years of employment with Autodesk. Unless waived by the administrator of the plan or the Chief Executive Officer, in order for such voluntary termination to be deemed a qualified retirement, one must properly deliver written notice of his or her intent to resign employment with Autodesk in a qualified retirement at least three months prior to the effective date of such qualified retirement.

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Internal Revenue Code Section 280G

The Severance Plan does not provide for any excise tax payment. In the event that any payment or benefit payable to a participant under the Severance Plan would result in the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Code, then such payments and benefits will be (1) delivered in full, or (2) delivered to such lesser extent that would result in no portion of the benefits being subject to the excise tax, whichever results in the participant receiving the greatest amount of benefits.

Employment Agreement with Andrew Anagnost

In connection with Dr. Anagnost’s appointment as CEO, in June 2017, Dr. Anagnost entered into an employment agreement with Autodesk which provides for, among other things, certain payments and benefits to be provided to Dr. Anagnost in the event his employment is terminated without “cause” or he resigns for “good reason,” including in connection with a “change of control,” as each such term is defined in Dr. Anagnost's employment agreement.

In the event Dr. Anagnost's employment is terminated by Autodesk without cause or if Dr. Anagnost resigns for good reason and in each case such termination is not in connection with a change of control, Dr. Anagnost would receive (i) payment of 200% of his then current base salary for 12 months; (ii) payout of his pro-rata bonus for the fiscal year in which termination occurs, provided Autodesk bonus targets are satisfied, to be paid in one lump sum on or before March 15 of the succeeding fiscal year; (iii) fully accelerated vesting of all of his then outstanding, unvested equity awards (other than any awards that vest in whole or in part based on performance); (iv) with respect to his then outstanding unvested equity awards that vest in whole or in part based on performance, those awards will vest as if he had remained continuously employed by Autodesk through the end of the performance period in which his employment is terminated, based on the extent, if any, that the underlying performance criteria for those awards are satisfied for that performance period, as prorated to reflect the number of days in which he was employed during such period; and (v) reimbursement for premiums paid for continued health benefits for Dr. Anagnost and his eligible dependents until the earlier of 12 months following termination or the date Dr. Anagnost becomes covered under similar health plans. In addition, Dr. Anagnost is subject to non-solicitation and non-competition covenants for 12 months following a termination that gives rise to the severance benefits discussed above.

If, in connection with a change of control, Dr. Anagnost’s employment is terminated by Autodesk without cause or if Dr. Anagnost resigns for good reason, Dr. Anagnost would receive (i) a lump sum payment in an amount equal to 200% of his then current annual base salary and average annual bonus; (ii) payout of his pro-rata bonus for the fiscal year in which termination occurs provided Autodesk bonus targets are satisfied, to be paid in one lump sum on or before March 15 of the succeeding fiscal year; (iii) fully accelerated vesting of all of his then outstanding unvested equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria; and (iv) reimbursement for premiums paid for continued health benefits for Dr. Anagnost and his eligible dependents until the earlier of 18 months following termination or the date Dr. Anagnost becomes covered under similar health plans.

Retirement Provisions in RSU and PSU Agreements

The RSU and PSU agreements entered into with our executive officers in March 2019 and after contain provisions that permit partial continued vesting of outstanding RSUs and PSUs following a qualified retirement, as follows:
•Time-based RSUs that would otherwise vest within 12 months following the qualified retirement will fully accelerate and become vested as of the date of the qualified retirement, and any time-based RSUs that remain unvested after application of this provision will immediately be forfeited and cancelled for no additional consideration upon the qualified retirement; and
•PSUs that would otherwise vest within 12 months following the qualified retirement will continue to vest as if the executive officer had remained continuously employed by Autodesk through the vest date next following the qualified retirement, based on the extent, if any, that the underlying performance criteria with respect to such awards are satisfied for the applicable performance period, and the remainder of such PSUs that do not become vested pursuant to this provision, if any, shall be forfeited and canceled for no additional consideration.
For the purposes of this provision, “qualified retirement” has the same definition as in the Severance Plan. Unless waived by the administrator of the applicable stock plan, in order for such voluntary termination to be deemed a
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qualified retirement, one must properly deliver written notice of his or her intent to resign from employment with Autodesk in a qualified retirement at least three months prior to the effective date of such qualified retirement.

Potential Payments Upon Termination or Change in Control

The tables below list the estimated amount of compensation payable to each of the named executive officers in the event of voluntary termination, involuntary not-for-cause termination, for-cause termination, termination following a change in control, and termination in the event of disability or death of the executive. The amounts shown assume that such termination was effective as of January 31, 2021, and include all components of compensation, benefits, and perquisites payable under the Severance Plan and Executive Change in Control Program effective during the 2021 fiscal year or, in the case of Dr. Anagnost, pursuant to his employment agreement, discussed above.

Estimated amounts for share-based compensation are based on the closing price of our common stock on the Nasdaq on Friday, January 29, 2021, which was $277.43 per share. The actual amounts for all named executive officers to be paid out can only be determined at the time of such executive’s separation.

Because Mr. Herren and Ms. Galvin were no longer employed by Autodesk as of January 31, 2021, and because they resigned and no triggering event actually occurred with respect to either Mr. Herren or Ms. Galvin, they are not included in the tables below. Neither Mr. Herren nor Ms. Galvin received any severance payments in connection with their resignations.

Andrew Anagnost

Executive Benefits and Payments	Voluntary Termination on 1/31/2021 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on 1/31/2021 ($)	For Cause Termination on 1/31/2021 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on 1/31/2021 ($)	Disability on 1/31/2021 ($)	Death on 1/31/2021 ($)
Compensation:
Base Salary (1)	—	2,000,000	—	2,000,000	—	—
Short-Term Cash Incentive Plan (EIP) (2)	—	1,221,311	—	3,062,752	—	—
Equity Awards (3)	15,033,557	30,051,795		42,958,093	42,958,093	42,958,093
Benefits and perquisites:
Health Insurance (4)	—	28,387	—	42,581	28,387	—
Disability Income (5)	—	—	—	—	2,500,880	—
Accidental Death or Dismemberment (6)	—	—	—	—	2,000,000	2,000,000
Life Insurance (7)	—	—	—	—	—	2,000,000
Total Executive Benefits and Payments Upon Separation	15,033,557	33,301,493	—	48,063,426	47,487,360	46,958,093

44 | Autodesk, Inc.

Steven M. Blum

Executive Benefits and Payments	Voluntary Termination on 1/31/2021 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on 1/31/2021 ($)	For Cause Termination on 1/31/2021 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on 1/31/2021 ($)	Disability on 1/31/2021 ($)	Death on 1/31/2021 ($)
Compensation:
Base Salary (1)	—	888,000	—	888,000	—	—
Short-Term Cash Incentive Plan (EIP) (2)	—	666,000	—	1,071,834	—	—
Equity Awards (3)	5,562,852	7,267,315	—	15,688,944	15,688,944	15,688,944
Benefits and perquisites:
Health Insurance (4)	—	34,690	—	31,560	21,040	—
Disability Income (5)	—	—	—	—	2,451,872	—
Accidental Death or Dismemberment (6)	—	—	—	—	2,000,000	2,000,000
Life Insurance (7)	—	—	—	—	—	2,000,000
Total Executive Benefits and Payments Upon Separation	5,562,852	8,856,005	—	17,680,338	20,161,856	19,688,944

Pascal W. Di Fronzo

Executive Benefits and Payments	Voluntary Termination on 1/31/2021 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on 1/31/2021 ($)	For Cause Termination on 1/31/2021 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on 1/31/2021 ($)	Disability on 1/31/2021 ($)	Death on 1/31/2021 ($)
Compensation:
Base Salary (1)	—	771,750	—	771,750	—	—
Short-Term Cash Incentive Plan (EIP) (2)	—	578,813	—	932,656	—	—
Equity Awards (3)	3,013,367	4,149,867	—	8,823,106	8,823,106	8,823,106
Benefits and perquisites:
Health Insurance (4)	—	51,732	—	41,942	27,961	—
Disability Income (5)	—	—	—	—	2,329,554	—
Accidental Death or Dismemberment (6)	—	—	—	—	2,000,000	2,000,000
Life Insurance (7)	—	—	—	—	—	515,000
Total Executive Benefits and Payments Upon Separation	3,013,367	5,552,162	—	10,569,454	13,180,621	11,338,106
______________
(1)Base Salary: For Dr. Anagnost, the amounts shown would be paid in accordance with his employment agreement that was in effect as of January 31, 2021. For the other continuing named executive officers, the amounts shown would be paid in accordance with the Severance Plan or Executive Change in Control Program effective at the end of the 2021 fiscal year.
(2)Short-Term Cash Incentive Plan (EIP): For Dr. Anagnost, the amounts shown would be paid in accordance with his employment agreement that was in effect as of January 31, 2021. For the other continuing named executive officers, the amounts shown would be paid in accordance with the Severance Plan or Executive Change in Control Program effective at the end of 2021 fiscal year. These amounts are based on the cash value of the short-term cash incentive plan.
(3)Equity Awards: Pursuant to Autodesk's form of RSU and PSU award agreement, in the case of a Qualified Retirement, partial continued vesting of outstanding RSUs and PSUs continues, and in the case of Disability or Death, unvested time-based RSUs vest in full and unvested PSUs vest at target. For Dr. Anagnost, the amounts shown for other termination scenarios reflect the value of unvested equity awards accelerated in accordance with his employment agreement that was in effect as of January 31, 2021. For the other continuing named executive officers, the amounts shown for other termination scenarios reflect the value of unvested equity awards accelerated in accordance with the Severance Plan or Executive
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Change in Control Program effective at the end of 2021 fiscal year. Reported values are based on the closing price of our common stock on January 29, 2021 ($277.43 per share) for RSUs and PSUs and target PSUs.
(4)Health Insurance: For Dr. Anagnost, in accordance with his employment agreement that was in effect as of January 31, 2021, these amounts represent the cost of continuing coverage for Dr. Anagnost and his dependents. The amount shown in the Involuntary Not for Cause or Voluntary for Good Reason (Except Change in Control) Termination column reflects 12 months of coverage after separation. The amounts in the Involuntary Not for Cause or Voluntary for Good Reason (Change in Control) Termination column reflect 18 months of coverage after separation. For the other continuing named executive officers, these amounts represent the cost of continuing coverage for medical and dental benefits for each executive and his or her dependents (i) in the case of the Disability column, for 12 months in accordance with Autodesk's benefits program, (ii) in the case of the Involuntary Not for Cause or Voluntary for Good Reason (Except Change in Control) Termination column, for 12 months after separation and grossed up for taxes in accordance with the Severance Plan effective at the end of the 2021 fiscal year, and (iii) in the case of the Involuntary Not for Cause or Voluntary for Good Reason (Change in Control) Termination column, for 18 months after separation in accordance with the Executive Change in Control Program effective at the end of the 2021 fiscal year.
(5)Disability Income: Reflects the estimated present value of all future payments to each executive under his or her elected disability program, which represent 100% of base salary for the first 90 days, and then 66 2/3% of salary thereafter, with a maximum of $20,000 per month, until the age of 67. These payments would be made by the insurance provider, not by Autodesk.
(6)Accidental Death or Dismemberment: Reflects the lump-sum amount payable to each executive or his or her beneficiaries by Autodesk’s insurance provider in the event of the executive’s accidental death. There is also a prorated lump sum payment for dismemberment. The amount shown as payable upon dismemberment is based upon the payout for the most severe dismemberment under the plan.
(7)Life Insurance: Reflects the lump-sum amount payable to beneficiaries by Autodesk’s insurance provider in the event of the executive’s death.
46 | Autodesk, Inc.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options and awards granted to employees and directors, as well as the number of securities remaining available for future issuance under these plans as of January 31, 2021:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise or vesting of outstanding options and awards (in millions)	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in millions)
Equity compensation plans approved by security holders (1)	4.7	$23.75	17.3	(2)
Total	4.7	$23.75	17.3
______________
(1)Includes employee and director stock plans set forth in Note 4, "Equity Compensation" in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 19, 2021.
(2)This amount includes 6.4 million securities available for future issuance under Autodesk’s Employee Stock Purchase Plan.

Compensation of Directors

During fiscal 2021, our non-employee directors were eligible to receive the annual compensation set forth below:

Member of the Board of Directors	$75,000 and RSUs ($250,000 equivalent)
Non-executive Chair of the Board	an additional	$75,000
Chair of the Audit Committee	an additional	$25,000
Chair of the Compensation and Human Resources Committee	an additional	$20,000
Chair of the Corporate Governance and Nominating Committee	an additional	$10,000

The annual compensation cycle for non-employee directors begins on the date of the annual stockholders’ meeting and ends on the date of the next annual stockholders meeting (“Directors’ Compensation Cycle”). Director compensation in the tables below represent the portion of annual compensation with respect to service during Autodesk's fiscal 2021.

No later than December 31 of the year prior to a director’s re-election to the Board, the director can elect to receive up to 100% of his or her annual fees in the form of RSUs issued at a rate of $1.20 worth of stock for each $1.00 of cash compensation foregone (“Elected RSUs”). If cash is elected, cash compensation is accrued monthly and paid quarterly, in arrears. The Elected RSUs are issued at the beginning of the Directors’ Compensation Cycle on the date of the annual meeting of stockholders and vest on the date of the annual meeting of stockholders in the following year, provided that the recipient is a director on such date.

Non-Employee Director Annual Compensation Cycle June 19, 2020 Annual Stockholder Meeting - June 16, 2021 Annual Stockholder Meeting
Director	% Annual Fees Elected to Convert to RSUs (June 13, 2019 - June 18, 2020)	% Annual Fees Elected to Convert to RSUs (June 19, 2020 - June 16, 2021)
Stacy J. Smith	100	100
Karen Blasing	30	20
Reid French	100	100
Dr. Ayanna Howard (1)	—	100
Blake Irving (1)	—	100
Mary T. McDowell	100	100
Stephen Milligan	100	100
Lorrie M. Norrington	100	100
Betsy Rafael	—	—
________________
(1)Mr. Irving joined the Board on March 22, 2019, and Dr. Howard joined the Board on September 24, 2019. They were not eligible to make cash to RSU elections for their Directors’ Compensation Cycles in the year they joined the Board.
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During fiscal 2021, Autodesk’s 2012 Outside Directors’ Stock Plan provided for the automatic grant of RSUs to our non-employee directors. Upon being elected or appointed to our Board, each non-employee director would be provided an initial grant of RSUs with a grant date value of $250,000 and prorated based on service on the date such director joined the Board (“Initial RSUs”), with subsequent annual grants of RSUs with a grant date value of $250,000 on the date of the Annual Meeting (“Subsequent Annual RSUs”).

The number of calendar days from the Date of Grant to Autodesk’s next annual meeting of stockholders
				Fair Market Value of a Share on the Date of Grant		Result is rounded down to the nearest whole number of shares
$250,000	x		/		=
365
Initial RSUs vest upon the annual meeting of stockholders following the date of grant. Subsequent Annual RSUs vest over a one-year period. If a non-employee director is appointed on the date of an Annual Meeting, such non-employee director is not eligible to an Initial RSU.

Under the 2012 Outside Directors’ Stock Plan, directors may elect to defer all or part of their Subsequent Annual RSUs and Elected RSUs. Distributions of these deferred RSUs will be made in shares of Autodesk’s common stock in annual installments or by lump sum in accordance with the distribution election made by the director.

The tables below present information concerning the compensation paid by us to each of our non-employee directors for fiscal 2021. Dr. Anagnost, who was an Autodesk employee during fiscal 2021, did not receive additional compensation for his service as a director.

Current Directors	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Stacy J. Smith	150,000	279,960	429,960
Karen Blasing	75,000	253,430	328,430
Reid French	75,000	264,935	339,935
Dr. Ayanna Howard	75,000	259,223	334,223
Blake Irving	75,000	259,223	334,223
Mary T. McDowell	95,000	268,854	363,854
Stephen Milligan	75,000	264,935	339,935
Lorrie M. Norrington	85,000	266,863	351,863
Betsy Rafael	100,000	249,974	349,974
______________
(1)Fees Earned or Paid in Cash reflects the dollar amounts of fees earned. As noted above, during fiscal 2021, directors could elect to receive up to 100% of their compensation in the form of RSUs in lieu of cash. The following table represents actual cash received by the directors in fiscal 2021 based on their elections. See footnote (b) for more information regarding the RSUs granted in lieu of cash.

Current Directors	Fees Actually Paid in Cash ($)
Stacy J. Smith	—
Karen Blasing	56,250
Reid French	—
Dr. Ayanna Howard	37,500
Blake Irving	37,500
Mary T. McDowell	—
Stephen Milligan	—
Lorrie M. Norrington	—
Betsy Rafael	100,000

(2)The Stock Awards column reflects (i) the grant date fair value of the Initial RSUs and Subsequent Annual RSUs and (ii) the pro-rata grant date fair value of 20% of the stock awards the directors earned during fiscal 2021 in lieu of cash. The 20% represents the premium of $1.20 worth of stock for each $1.00 of cash compensation foregone. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies,” in the
48 | Autodesk, Inc.

Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 19, 2021. These amounts do not correspond to the actual value that will be realized by the directors upon the vesting of RSUs or the sale of the common stock underlying such awards.

The following table shows the total amounts and fair values, as well as the 20% premium, of RSUs granted on June 12, 2019, in lieu of cash foregone for the June 13, 2019, through June 18, 2020, Directors’ Compensation Cycle:

	Restricted Stock Unit
Current Directors	Total Number of Shares (#)	Number of Shares Representing the 20% Premium (#)	Grant Date Fair Value of Stock Awards ($)	Grant Date Fair Value of the 20% Premium of the Stock Awards ($)
Stacy J. Smith	1,099	183	179,983	29,970
Karen Blasing	164	27	26,858	4,422
Reid French	549	91	89,910	14,903
Dr. Ayanna Howard	—	—	—	—
Blake Irving	—	—	—	—
Mary T. McDowell	696	116	113,984	18,997
Stephen Milligan	549	91	89,910	14,903
Lorrie M. Norrington	622	103	101,865	16,868
Betsy Rafael	—	—	—	—

The following table shows the total amounts and fair values, as well as the 20% premium, of RSUs granted on June 18, 2020, in lieu of cash foregone for the June 19, 2020, through June 16, 2021, Directors’ Compensation Cycle:

	Restricted Stock Unit
Current Directors	Total Number of Shares (#)	Number of Shares Representing the 20% Premium (#)	Grant Date Fair Value of Stock Awards ($)	Grant Date Fair Value of the 20% Premium of the Stock Awards ($)
Stacy J. Smith	756	126	179,981	29,997
Karen Blasing	75	12	17,855	2,857
Reid French	378	63	89,990	14,998
Dr. Ayanna Howard	378	63	89,990	14,998
Blake Irving	378	63	89,990	14,998
Mary T. McDowell	478	79	113,797	18,808
Stephen Milligan	378	63	89,990	14,998
Lorrie M. Norrington	428	71	101,894	16,903
Betsy Rafael	—	—	—	—

The following tables show the total amounts and fair values of Subsequent Annual RSUs and Initial RSUs granted during fiscal 2021.

	Restricted Stock Unit
Current Directors	Grant Date(s)	Number of Shares (#)	Grant Date Fair Value of Stock Awards ($)
Stacy J. Smith	6/18/2020	1,050	249,974
Karen Blasing	6/18/2020	1,050	249,974
Reid French	6/18/2020	1,050	249,974
Dr. Ayanna Howard	6/18/2020	1,050	249,974
Blake Irving	6/18/2020	1,050	249,974
Mary T. McDowell	6/18/2020	1,050	249,974
Stephen Milligan	6/18/2020	1,050	249,974
Lorrie M. Norrington	6/18/2020	1,050	249,974
Betsy Rafael	6/18/2020	1,050	249,974

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The aggregate number of each director’s RSUs outstanding at January 31, 2021, was:

Current Directors	Aggregate Number of Shares Underlying Outstanding Restricted Stock Units
Stacy J. Smith	1,806
Karen Blasing	1,125
Reid French	1,428
Dr. Ayanna Howard	1,428
Blake Irving	1,428
Mary T. McDowell	1,528
Stephen Milligan	1,428
Lorrie M. Norrington	1,478
Betsy Rafael	1,050

Director Stock Ownership Guidelines

The Board believes directors should have a meaningful financial stake in Autodesk in order to further align their interests with Autodesk’s stockholders. To that end, the Board has adopted mandatory ownership guidelines for the directors. These mandatory ownership guidelines require all directors to hold shares of Autodesk’s common stock equivalent in value to five times their annual cash retainer.

50 | Autodesk, Inc.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the beneficial ownership of Autodesk’s common stock as of March 31, 2021, for each person or entity who is known by Autodesk to own beneficially more than 5% of the outstanding shares of Autodesk common stock, each of Autodesk’s directors (including the nominees for directors), each of the named executive officers, including former executive officers, and all directors and executive officers as a group.

5% Stockholders, Directors and Officers (1)	Common Stock Beneficially Owned (2)	Percentage Beneficially Owned (3)
Principal Stockholders:
The Vanguard Group, Inc. (4)	17,563,646	8.0%
BlackRock, Inc. (5)	18,449,994	8.4%
Non-Employee Directors (6):
Stacy J. Smith	54,429	*
Karen Blasing	2,279	*
Reid French (7)	6,607	*
Dr. Ayanna Howard	1,230	*
Blake Irving	1,890	*
Mary T. McDowell	40,751	*
Stephen Milligan (8)	3,185	*
Lorrie M. Norrington	12,634	*
Betsy Rafael	2,258	*
Named Executive Officers:
Andrew Anagnost (9)	42,410	*
Steven M. Blum (10)	17,269	*
Pascal W. Di Fronzo	296	*
Former Executive Officers:
R. Scott Herren (11)	54,002	*
Carmel Gavin (12)	2,837	*
All directors and executive officers as a group (12 individuals)	242,077	*
 _______________
* Represents less than one percent (1%) of the outstanding common stock.
(1)Unless otherwise indicated in their respective footnote, the address for each listed person is c/o Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903.
(2)The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares the individual or entity has the right to acquire within 60 days of March 31, 2021, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.
(3)The total number of shares of common stock outstanding as of March 31, 2021, was 220,327,360.
(4)As of December 31, 2020, the reporting date of The Vanguard Group, Inc.’s most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on February 10, 2021, The Vanguard Group, Inc. was deemed to have sole dispositive power with respect to 16,591,796 shares, shared voting power with respect to 371,286 shares, and shared dispositive power with respect to 971,850 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(5)As of December 31, 2020, the reporting date of BlackRock, Inc.’s most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on February 5, 2021, BlackRock, Inc. was deemed to have sole voting power with respect to 16,006,392 shares, sole dispositive power with respect to 18,449,994 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(6)Directors’ holdings reported include vested awards deferred under our 2012 Outside Directors’ Stock Plan.
(7)Includes 20 shares held indirectly by trust.
(8)Includes 3,185 shares held indirectly by trust.
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(9)Includes 2,434 shares held indirectly by trust.
(10)Includes 17,097 shares held indirectly by trust.
(11)Reflects Mr. Herren’s holdings as of December 17, 2020, the date of his termination of employment with Autodesk. Mr. Herren’s holdings as of March 31, 2021, may differ from this amount.
(12)Reflects Ms. Galvin’s holdings as of January 8, 2021, the date of her termination of employment with Autodesk. Ms. Galvin’s holdings as of March 31, 2021, may differ from this amount.

Certain Relationships and Related Party Transactions

Review, Approval, or Ratification of Related Person Transactions

Autodesk’s Related Party Transactions Policy states that all transactions between or among Autodesk and its wholly owned subsidiaries and any Related Party, as defined in the Policy, requires the approval or ratification of the Chief Financial Officer. Non-routine transactions with vendors and suppliers of Autodesk and its wholly owned subsidiaries require the prior written approval of the Corporate Controller. In addition, in accordance with our Code of Business Conduct and our Audit Committee charter, our Audit Committee reviews and approves or ratifies “related person” transactions. Any related person transaction will be disclosed in an SEC filing as required by the rules of the SEC. For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, directors, and stockholders also are required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required to be filed during fiscal 2021, we believe that all reports were filed on a timely basis, except one Form 5 to report a gift was filed late on behalf of Andrew Anagnost and one Form 4 to report the vesting of restricted stock units was filed late on behalf of Stephen Hope, each as a result of an unintentional administrative error by Autodesk.
52 | Autodesk, Inc.

Report of the Audit Committee of the Board of Directors

The Audit Committee is a committee of the Board consisting solely of independent directors as required by the listing standards of the Nasdaq and rules of the SEC. The Audit Committee operates under a written charter approved by the Board, which is available on Autodesk's website at www.autodesk.com under “Investor Relations - ESG - Corporate Governance.” The composition of the Audit Committee, the attributes of its members, and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

As described more fully in its charter, the Audit Committee’s role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; and oversight of the management of risks associated with Autodesk’s financial reporting, accounting and auditing matters. The Audit Committee is directly responsible for the selection, appointment, compensation, engagement, retention, termination, and services of our independent registered public accounting firm, Ernst & Young LLP (“EY”), including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing EY’s audit work; reviewing and pre-approving any audit and permissible non-audit services and fees that may be performed by EY; reviewing with management and EY the adequacy of our system of internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; monitoring the rotation of EY partners on our audit engagement team as required by regulation; reviewing Autodesk’s treasury policies and tax positions; overseeing the performance of our internal audit function; and overseeing our management of cybersecurity risks relating to financial, accounting, and internal controls. The Audit Committee establishes and oversees Autodesk’s compliance with the procedures for handling complaints regarding accounting, internal accounting controls, or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters. The Audit Committee’s role also includes meeting to review our annual audited financial statements and quarterly financial statements with management and EY. The Audit Committee held eight meetings during fiscal 2021. Management is responsible for the quarterly and annual financial statements and the reporting process, including the systems of internal controls. EY is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. Within this context, the Audit Committee reviewed and discussed the audited financial statements for fiscal 2021 with management and EY.

The Audit Committee has received the written disclosures and letter from EY required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding EY’s communications with the Audit Committee concerning independence, has discussed with EY the independence of that firm, and has considered whether the provision of non-audit services was compatible with maintaining the independence of that firm. In addition, the Audit Committee has discussed with EY the matters required to be discussed by the applicable requirements of the PCAOB. The Audit Committee also discussed with management and with EY the evaluation of Autodesk’s internal controls and the effectiveness of Autodesk’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee discussed with Autodesk’s internal and independent auditors the overall scope and plans for their respective audits. In addition, the Audit Committee met with the internal and the independent auditors, with and without management present, on a regular basis in fiscal 2021 and discussed the results of their examinations and the overall quality of Autodesk’s financial reporting.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board (and the Board has approved) that Autodesk’s audited financial statements be included in Autodesk’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Betsy Rafael (Chair)
Karen Blasing
Dr. Ayanna Howard
Stephen Milligan

2021 Proxy Statement | 53

Proposal One: Election of Directors

Autodesk's Bylaws permit our Board to establish by resolution the authorized number of directors; currently, ten directors are authorized. Accordingly, upon the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated ten individuals to be elected at the Annual Meeting. All of the nominees are presently directors of Autodesk and have consented to being named in this Proxy Statement and serving as directors if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the ten nominees named below. Your proxy cannot be voted for more than ten director candidates.

A majority of the votes cast is required for the election of each director.
____________________________________________________________________________

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES LISTED BELOW.
____________________________________________________________________________________________

Name	Age	Director Since	Principal Occupation
Andrew Anagnost	56	2017	President and Chief Executive Officer, Autodesk, Inc.
Karen Blasing	64	2018	Former Chief Financial Officer, Guidewire Software, Inc.
Reid French	49	2017	Former Chief Executive Officer, Applied Systems, Inc.
Dr. Ayanna Howard	49	2019	Dean of the College of Engineering at The Ohio State University; CTO, Co-founder, Zyrobotics
Blake Irving	61	2019	Former Chief Executive Officer, GoDaddy Inc.
Mary T. McDowell	56	2010	Chief Executive Officer, Mitel Networks Corporation
Stephen Milligan	57	2018	Former Chief Executive Officer, Western Digital Corporation
Lorrie M. Norrington	61	2011	Adviser and Operating Partner, Lead Edge Capital Management, LLC
Elizabeth (Betsy) Rafael	59	2013	Former Chief Transformation Officer, GoDaddy Inc.
Stacy J. Smith	58	2011	Executive Chairman, Kioxia Corporation
54 | Autodesk, Inc.

Proposal Two: Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP (“EY”) as the independent registered public accounting firm to audit the consolidated financial statements of Autodesk for the fiscal year ending January 31, 2022, and recommends that the stockholders vote to ratify that appointment. In the event of a negative vote on this proposal, the Audit Committee will reconsider its selection. Even if the selection of EY is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in the best interests of Autodesk and its stockholders.

EY has been retained as our independent registered public accounting firm continuously since the fiscal year ended January 31, 1983. We expect a representative of EY to be present at the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to ratify the appointment of EY as Autodesk’s independent registered public accounting firm.
____________________________________________________________________________________________

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
____________________________________________________________________________________________

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services and other services rendered to Autodesk by EY and its affiliates for the fiscal years ended January 31, 2021 and 2020.

	Fiscal 2021	Fiscal 2020
	(in millions)
Audit Fees (1)	$5.6	$5.8
Audit-Related Fees (2)	0.3	0.1
Tax Fees (3)	0.2	0.2
All Other Fees (4)	0.1	0.1
Total	$6.2	$6.2
 _________________
(1)Audit Fees consisted of fees billed for professional services rendered for the integrated audit of Autodesk’s annual financial statements and management’s report on internal controls included in Autodesk's Annual Reports on Form 10-K, for the review of the financial statements included in Autodesk’s Quarterly Reports on Form 10-Q, and for other services, including statutory audits and services rendered in connection with Securities and Exchange Commission (“SEC”) filings.
(2)Audit-Related Fees consisted of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees arising from accounting-related consulting services.
(3)Tax Fees consisted of fees billed for tax compliance, consultation, and planning services.
(4)Other fees consisted of fees for license compliance consultation services.

Pre-Approval of Audit and Non-Audit Services

Generally, all audit and non-audit services provided by EY and its affiliates to Autodesk must be pre-approved by the Audit Committee. The Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services, and other services) expected to be provided by EY and its affiliates during the year. The Audit Committee is also responsible for the audit fee negotiations associated with Autodesk’s retention of EY. Periodically, the Audit Committee receives an update of all pre-approved audit and non-audit services conducted, and information regarding any new audit and non-audit
2021 Proxy Statement | 55

services to be provided by EY and its affiliates. The Audit Committee reviews the update and approves the proposed services if they are deemed acceptable.

To ensure prompt handling of unexpected matters, the Chair of the Audit Committee has authority to amend or modify the list of approved audit and non-audit services and fees so long as such additional or amended services do not affect EY's independence under applicable SEC rules. The Chair reports any such action taken at subsequent Audit Committee meetings.

Rotation

The Audit Committee periodically reviews and evaluates the performance of EY’s lead audit partner, oversees the required rotation of the lead audit partner responsible for our audit, and reviews and considers the selection of the lead audit partner.

At this time, the Audit Committee and the Board believe that the continued retention of EY to serve as our independent registered public accounting firm is in the best interests of Autodesk and its stockholders.

56 | Autodesk, Inc.

Proposal Three: Non-Binding Vote to Approve Named Executive Officer Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act enable our stockholders to vote, on a non-binding advisory basis, to approve the compensation of our named executive officers as described in the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion in this Proxy Statement (a “Say-on-Pay” vote). Stockholders are encouraged to read that information in its entirety to obtain a complete understanding of our executive compensation program philosophy, design, and linkage to stockholder interests. Since 2011, we have held our Say-on-Pay vote every year. Under our policy of providing for annual votes, we expect that our next Say-on-Pay vote will occur at our 2022 Annual Stockholder Meeting.

Autodesk has designed its compensation programs to reward executives for producing strong results that are aligned with the interests of our stockholders. We emphasize variable long-term and “at-risk” compensation dependent upon prospective financial, strategic, and stock price performance and a retrospective assessment of Autodesk’s success to determine pay opportunities.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to approve, on an advisory basis, the compensation of our named executive officers.
____________________________________________________________________________________________

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE ADVISORY PROPOSAL APPROVING NAMED EXECUTIVE OFFICER COMPENSATION.
____________________________________________________________________________________________

Stockholder Engagement on Executive Compensation

We value the input of our stockholders. The Committee carefully considers stockholder feedback as part of its ongoing review of our executive compensation programs, design, and metrics, and this feedback has informed changes the Committee has made in recent years to align our programs with our business transformation and manage the impacts of COVID-19. In 2020, 95.7% of the votes cast on our say-on-pay proposal were favorable, reflecting strong stockholder support for our executive compensation programs. In fiscal 2021, members of our management team and our Board continued our annual outreach and contacted stockholders representing approximately 66% of our outstanding shares. We met with representatives from passive funds as well as active funds to discuss the impacts of COVID-19, our executive compensation programs, diversity, sustainability, board composition, and governance. This outreach enabled us to gather feedback from a significant cross-section of Autodesk’s stockholder base. Based on these discussions, the Committee found that our stockholders continued to be supportive of our executive compensation programs and the alignment between executive pay and Autodesk’s performance.

Compensation Guiding Principles

The Committee believes that Autodesk’s executive compensation program should be designed to attract, motivate, and retain talented executives and should provide a rigorous framework that is tied to stockholder returns, Company performance, long-term strategic corporate goals, and individual performance. The general compensation objectives are to:
•Recruit and retain the highest caliber of executives through competitive rewards;
•Motivate executive officers to achieve business and financial goals;
•Balance rewards for short- and long-term performance; and
•Align rewards with stockholder value creation.
Within this framework, the total compensation for each executive officer varies based on multiple dimensions:
2021 Proxy Statement | 57

•Whether Autodesk achieves its short-term and long-term financial and non-financial objectives;
•Autodesk’s TSR relative to companies in the North American Technology Software Index;
•The specific role and responsibility of the officer;
•Each individual officer’s skills, competency, contributions, and performance;
•Internal pay parity considerations; and
•Retention considerations.

Executive compensation is variable and balanced between short- and long-term performance and tied to Autodesk's absolute and relative financial and stock price performance.
Our executive compensation program emphasizes variable compensation with both annual and long-term performance components. In fiscal 2021, 94% of our CEO's and 88% of all other NEOs’ total compensation was variable in nature and “at risk” and 85% of our CEO’s and 78% of all other NEOs’ total compensation consisted of long-term equity. Our incentive programs reward strong annual financial and operational performance, as well as relative TSR over one-, two-, and three-year performance periods.

Leading Compensation Governance Practices

Autodesk’s executive compensation objectives are supported by policies and strong governance practices that align executives’ interests with the interests of our stockholders. Some of the program’s most notable features are highlighted in the table below and summarized in the Compensation Discussion and Analysis.

	What We Do		What We Do Not Do
✓	Robust stockholder outreach program	x	Allow hedging, pledging, or trading in Autodesk derivative securities
✓	Significant percentage of NEO total pay tied to achievement of critical financial and stockholder value creation	x	Reprice stock options
✓	Significant stock ownership requirements	x	Offer executive benefits and excessive perquisites
✓	Clawback policy	x	Fixed-term employment agreements
✓	Double-trigger change in control arrangements with no excise tax gross-up
✓	Equity award grant policy
✓	Effective risk management
✓	Independent compensation committee and consultant

58 | Autodesk, Inc.

Questions and Answers About the 2021 Annual Meeting of Stockholders and Procedural Matters

Location, Stock Ownership, Quorum, and Voting

Q: Where is the Annual Meeting?
___________________________________________________________________________________________

A: The Annual Meeting will be held in a virtual format only at www.virtualshareholdermeeting.com/ADSK2021. Autodesk stockholders will have the opportunity to listen to the meeting live, submit questions and vote online.

Q: Who is entitled to vote at the Annual Meeting?
____________________________________________________________________________________________

A: Holders of record of Autodesk’s common stock, par value $0.01 per share, at the close of business on April 19, 2021 (the “Record Date”) are entitled to receive notice of and to vote their shares at the Annual Meeting. Beneficial owners at the close of business on the Record Date have the right to direct their broker, trustee, or nominee on how to vote their shares, as described below. Stockholders are entitled to cast one vote for each share of common stock they hold as of the Record Date.

As of the Record Date, there were 220,062,949 shares of common stock outstanding and entitled to vote at the Annual Meeting. No shares of Autodesk’s preferred stock were outstanding.

Our list of stockholders as of the Record Date will be available for inspection for the ten days prior to the Annual Meeting. If you want to inspect the stockholder list, email our Investor Relations department at investor.relations@autodesk.com to make arrangements. The list of stockholders will also be available during the Annual Meeting through the meeting website for those stockholders who choose to attend.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?
____________________________________________________________________________________________

A: Stockholders of record. If your shares are registered directly in your name with Autodesk’s transfer agent, Computershare Investor Services LLC, you are considered the “stockholder of record” with respect to those shares. If you are a stockholder of record, Autodesk sent these proxy materials directly to you.

Beneficial owners. Most Autodesk stockholders hold their shares through a broker or other agent rather than directly in their own names. If your shares are held in a brokerage account or by a broker or other agent, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in street name, these proxy materials have been forwarded to you by your broker or other agent. That entity is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or other agent on how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting without the control number on your Notice of Internet Availability, proxy card, or voting instruction form, or in the email sending you the Proxy Statement. You may contact your broker or other institution where you hold your account if you have questions about obtaining your control number.

Q: How many shares must be present or represented by proxy to conduct business at the Annual Meeting?
____________________________________________________________________________________________

A: The presence of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Stockholders are counted as present if they attend the Annual Meeting in person (virtually) or have properly submitted a proxy. Abstentions and “broker non-votes” are counted as present and entitled to vote and are therefore included for purposes of determining whether a quorum is present at the Annual Meeting.

2021 Proxy Statement | 59

Q: What are “broker non-votes”?
____________________________________________________________________________________________

A: Generally, if shares are held in street name, the beneficial owner is entitled to give voting instructions to the broker or other agent holding the shares. If the beneficial owner does not provide voting instructions, the broker or other agent can vote the shares with respect to matters that are considered “routine,” but not with respect to “non-routine” matters, resulting in a “broker non-vote.” Accordingly, if you own shares through a broker or other agent, please be sure to give voting instructions so your vote will be counted on all proposals that come before the Annual Meeting.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2022 (Proposal Two) is considered routine under applicable rules, so there should not be any broker non-votes in connection with Proposal Two. The election of the ten directors listed in the accompanying Proxy Statement (Proposal One) and the advisory vote on executive compensation (Proposal Three) are considered non-routine matters, so there may be broker non-votes on Proposals One and Three.

Q: How can I vote my shares during the Annual Meeting?
____________________________________________________________________________________________

A: Whether you hold shares in your name or in street name, you should follow the instructions at www.virtualshareholdermeeting.com/ADSK2021 to vote during the Annual Meeting.

Even if you plan to virtually attend the Annual Meeting, we recommend that you also submit your proxy card or follow the voting instructions described below to vote in advance of the meeting so that your vote will be counted if you later decide not to attend.

Q: How can I vote my shares without attending the Annual Meeting?
____________________________________________________________________________________________

A: If you are a stockholder of record, you may instruct the proxy holders how to vote your shares in one of three ways:
•by using the internet voting site listed on the proxy card and Notice,
•by calling the toll-free telephone number listed on the proxy card and Notice, or
•by requesting a proxy card from Autodesk by telephone at (415) 507-6373 or by email at investor.relations@autodesk.com, and completing, signing, dating, and returning the proxy card in the postage pre-paid envelope provided.
Proxy cards submitted by mail must be received by the time the Annual Meeting begins in order for the related shares to be voted. If you return a signed proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board.
Specific instructions for using the telephone and internet voting systems are on the proxy card and Notice. The telephone and internet voting systems for stockholders of record will be available until 11:59 p.m. Eastern Time on June 15, 2021.

If you are a beneficial owner, you will receive instructions from your broker or other agent that you must follow in order to have your shares voted. These instructions will indicate if internet and telephone voting are available and, if so, how to access and use those methods.

Q: What is the voting requirement to approve these proposals?
____________________________________________________________________________________________

A: Proposal One. A majority of the votes duly cast is required for the election of each director. If the number of shares voted “for” a director nominee exceeds the number of votes cast “against,” the nominee will be elected as a director of Autodesk to serve until the next annual meeting or until his or her successor has been duly elected and qualified.

60 | Autodesk, Inc.

You may vote “for,” “against,” or “abstain” on each of the ten nominees for election as director. Abstentions and broker non-votes will not affect the outcome of the election.

Proposal Two. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to ratify the appointment of Ernst & Young LLP as Autodesk’s independent registered public accounting firm.

You may vote “for,” “against,” or “abstain” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and are not included in the tabulation of the voting results on this proposal.

Proposal Three. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to approve, on an advisory basis, the compensation of our named executive officers.

You may vote “for,” “against,” or “abstain” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and are not included in the tabulation of the voting results on this proposal.

Q: What happens if I do not cast a vote?
____________________________________________________________________________________________

A: Stockholders of record. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Beneficial owners. If you hold your shares in street name and you do not cast your vote, your broker, trustee, or nominee can use its discretion to vote on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal Two). However, you must cast your vote if you want it to count in the election of directors (Proposal One) or the non-binding approval of compensation for our named executive officers (Proposal Three). Your broker may not vote your uninstructed shares with respect to Proposals One and Three.

Q: How does the Board recommend that I vote?
____________________________________________________________________________________________

A: The Board unanimously recommends that you vote your shares FOR the election of each of the ten nominees listed in Proposal One, FOR the ratification of the appointment of Ernst & Young LLP as Autodesk's independent registered public accounting firm for the fiscal year ending January 31, 2022, and FOR the approval, on an advisory basis, of the compensation of our named executive officers.

Q: If I sign a proxy, how will it be voted?
____________________________________________________________________________________________

A: All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting and not revoked before the polls are closed will be voted in accordance with the instructions on those proxy cards. If there are no instructions on an otherwise properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board.

Q: What happens if additional matters are presented at the Annual Meeting?
____________________________________________________________________________________________

A: If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (for the purpose of soliciting additional proxies or otherwise), the persons named as proxies will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

2021 Proxy Statement | 61

Q: Can I change or revoke my vote?
____________________________________________________________________________________________

A: If you are a stockholder of record, there are three ways you can change your vote.
•Before your shares are voted at the Annual Meeting, you can file with Autodesk’s Chief Legal Officer a written notice of revocation or a duly executed proxy card, in either case dated later than the proxy card you wish to change.
•You can attend the Annual Meeting and vote online with your control number. Simply attending the Annual Meeting without actually voting will not revoke a proxy.
•If you voted online or by telephone, you may change that vote by voting again, either by making a timely and valid internet or telephone vote or by voting online during the Annual Meeting.
Any written notice of revocation or subsequent proxy card should be delivered to Autodesk’s Chief Legal Officer or sent to Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903, Attention: Chief Legal Officer, and must be received by the Chief Legal Officer before the vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name, you can submit new voting instructions to your broker or other agent or you can attend the Annual Meeting and vote online with your control number.

Q: Who will bear the costs of soliciting votes for the Annual Meeting?
____________________________________________________________________________________________

A: Autodesk will bear all expenses of soliciting proxies, including the cost of preparing and mailing these proxy materials. Autodesk may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers, and other employees of Autodesk also may solicit proxies in person or by other means of communication. These individuals may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation, but will not receive any additional compensation. Autodesk has engaged the services of D.F. King & Co., Inc., a professional proxy solicitation firm, to help us solicit proxies from stockholders, including certain brokers, trustees, nominees, and other institutional owners, for a fee of approximately $9,000 plus costs and expenses.

Q: Where can I find the voting results of the Annual Meeting?
____________________________________________________________________________________________

A: We intend to announce preliminary voting results at the Annual Meeting and expect to provide final results in a Current Report on Form 8-K within four business days of the Annual Meeting.

2021 Annual Meeting

Q: Why am I receiving these proxy materials?
____________________________________________________________________________________________

A: The Board is providing these proxy materials to you in connection with the solicitation of proxies for use at our 2021 Annual Meeting of Stockholders, to be held on Wednesday, June 16, 2021, at 3:00 p.m. Pacific Time, and at any adjournment, postponement, or other delay thereof for the purpose of considering and acting upon the matters set forth in this Proxy Statement. We are providing these materials to all of our stockholders through a Notice of Internet Availability of Proxy Materials (the “Notice”) unless a stockholder has specifically requested a full set paper copy of this Proxy Statement and our fiscal 2021 Annual Report.

62 | Autodesk, Inc.

Q: What proposals will be voted on at the Annual Meeting?
____________________________________________________________________________________________

A: At the Annual Meeting, stockholders will be asked to vote:

1.To elect the ten directors named in this Proxy Statement to serve for the coming year and until their successors are duly elected and qualified;
2.To ratify the appointment of Ernst & Young LLP as Autodesk's independent registered public accounting firm for the fiscal year ending January 31, 2022; and
3.To approve, on an advisory basis, the compensation of our named executive officers.

Q: Can I attend the Annual Meeting?
____________________________________________________________________________________________

A: Stockholders as of the Record Date will need to use their control number on their Notice of Internet Availability or proxy card to log into www.virtualshareholdermeeting.com/ADSK2021 to attend online and participate in the Annual Meeting. We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in. You will be able to ask questions and vote online by following the instructions at that website.

Q: Why did I receive a Notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set paper copy of this Proxy Statement and fiscal 2021 Annual Report?
____________________________________________________________________________________________

A: We are once again relying on a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the internet rather than in paper form. This rule allows us to send all of our stockholders a Notice that explains how to access the proxy materials over the internet or how to request a paper copy of proxy materials. If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice. Proxy materials for our 2022 and future annual meetings of stockholders will be delivered to you by a Notice rather than in paper form unless you specifically request to receive printed proxy materials. We encourage stockholders to take advantage of electronic delivery to help reduce the cost and environmental impact of the annual meeting.

Q: Why did I receive a full set paper copy of this Proxy Statement in the mail and not a Notice Regarding the Internet Availability of Proxy Materials?
____________________________________________________________________________________________

A: Stockholders who previously requested full paper copies of the proxy materials are receiving paper copies again this year. If you would like to reduce the costs we incur in printing and mailing proxy materials, you can consent to receive all future proxy statements, proxy cards, and annual reports electronically via email or the internet. To sign up for electronic delivery, please follow the instructions provided on your proxy card or voting instruction form. Stockholders who hold shares through a bank, brokerage firm, or other agent may sign up for electronic delivery by contacting that broker or agent. We encourage stockholders to take advantage of electronic delivery to help reduce the cost and environmental impact of the annual meeting.

Stockholder Proposals and Director Nominations at Future Meetings

Q: What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
____________________________________________________________________________________________

A: Stockholders may present proper proposals for inclusion in Autodesk's proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to Autodesk's Chief Legal Officer in a timely manner. In order to be included in the proxy statement for the 2022 Annual Meeting of Stockholders, proposals must be received by Autodesk's Chief Legal Officer no later than January 4, 2022, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.
2021 Proxy Statement | 63

In addition, Autodesk’s Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by or at the direction of the Board, or by any stockholder entitled to vote who has delivered written notice to Autodesk's Chief Legal Officer during the Notice Period (as defined below). Any such notice must contain specified information concerning the nominee(s) and the stockholder proposing such nomination(s). A stockholder who wishes to recommend a candidate for consideration by the Corporate Governance and Nominating Committee as a potential nominee for director should read the procedures discussed in the section titled “Corporate Governance—Director Selection, Qualifications, and Evaluations” above.

Autodesk’s Bylaws also provide that the only business that may be conducted at an annual meeting is business that is brought (1) pursuant to the notice of meeting (or any supplement thereto), (2) by or at the direction of the Board, or (3) by a stockholder who has delivered written notice setting forth all information required by Autodesk's Bylaws to Autodesk's Chief Legal Officer during the Notice Period.

For the purposes described above, the “Notice Period” begins at 9:00 a.m. Pacific Time on the 120th day, and ends at 5:00 p.m. Pacific Time on the 90th day, prior to the first anniversary of the date of the previous year's annual meeting of stockholders. As a result, the Notice Period for the 2022 Annual Meeting of Stockholders will be from February 16, 2022 to March 18, 2022.

If a stockholder who has notified Autodesk of an intention to present a proposal at an annual meeting does not appear to present that proposal, Autodesk need not present the proposal for vote at such meeting.

In addition to the procedures above, we have adopted “proxy access,” whereby a stockholder (or a group of up to 20 stockholders) who has held at least 3% of our stock for three years or more may nominate directors and have those nominees included in our proxy materials, provided that the stockholder and nominees satisfy the requirements specified in our Bylaws. Any stockholder who intends to use these procedures to nominate a candidate for election to the Board for inclusion in our 2022 proxy statement must satisfy the requirements specified in our Bylaws and must provide notice to our Corporate Secretary, which must be received no earlier than December 5, 2021 and no later than January 4, 2022. The notice of proxy access must include information specified in our Bylaws, including information concerning the nominee and information about the stockholder’s ownership of and agreements related to our stock. If the 2022 Annual Meeting is advanced or delayed more than 25 days from the anniversary of the 2021 Annual Meeting, a stockholder seeking to nominate a candidate for election to the Board pursuant to the proxy access provisions of the Bylaws must submit notice of any such nomination no earlier than the 150th day prior to such annual meeting and not later than the later of (a) the 120th day prior to such annual meeting or (b) the tenth day following the day on which the date of such meeting is first publicly announced by Autodesk.

Q: How may I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?
____________________________________________________________________________________________

A: You can obtain a copy of the full text of the bylaw provisions discussed above by writing to the Chief Legal Officer of Autodesk or from www.autodesk.com under “Investor Relations - ESG - Corporate Governance.” All notices of proposals by stockholders should be sent to Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903, Attention: Chief Legal Officer.

Additional Information About the Proxy Materials

Q: What should I do if I receive more than one set of proxy materials?
____________________________________________________________________________________________

A: You may receive more than one Proxy Statement, proxy card, voting instruction card, or Notice. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each account. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date, and return each proxy card or voting instruction card that you receive to ensure that all your shares are voted.

64 | Autodesk, Inc.

Q: How may I obtain a separate Notice or a separate set of proxy materials and fiscal 2021 Annual Report?
____________________________________________________________________________________________

A: If you share an address with another stockholder, it is possible you will not each receive a separate Notice or a separate copy of the proxy materials and fiscal 2021 Annual Report. If you wish, you may request individual documents by sending an email to investor.relations@autodesk.com. Stockholders who share an address and receive multiple Notices or multiple copies of our proxy materials and fiscal 2021 Annual Report can request to receive a single copy in the same manner.

Q: What is the mailing address for Autodesk’s principal executive offices?
____________________________________________________________________________________________

A: Autodesk’s principal executive offices are located at 111 McInnis Parkway, San Rafael, California 94903. Any written requests for additional information, additional copies of the proxy materials and fiscal 2021 Annual Report, notices of stockholder proposals, recommendations for candidates to the Board, communications to the Board, or any other communications should be sent to this address.

Our internet address is www.autodesk.com. The information posted on our website is not incorporated into this Proxy Statement.

Other Matters

The Board does not know of any other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, shares of common stock represented by proxy will be voted in accordance with the discretion of the proxy holders.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. Autodesk urges you to vote at your earliest convenience.

THE BOARD OF DIRECTORS
May 4, 2021
San Rafael, California

2021 Proxy Statement | 65

Appendix A

Reconciliation of GAAP financial measure to non-GAAP financial measures

This Proxy Statement contains information regarding two non-GAAP financial measures: non-GAAP income (loss) from operations and free cash flow. Non-GAAP income (loss) from operations is calculated as our GAAP income (loss) adjusted to exclude stock-based compensation expense, amortization of developed technology, amortization of purchased intangibles, acquisition-related costs, and restructuring charges and other exit costs. Free cash flow represents cash flow from operating activities minus capital expenditures.

We believe that these non-GAAP financial measure are appropriate to enhance an overall understanding of our fiscal 2021 performance in relation to the principal elements of Autodesk’s annual executive compensation program considered by the Compensation Committee, as described in the Compensation Discussion and Analysis section of this Proxy Statement.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States.

Non-GAAP income from operations
Investors should review the reconciliation of non-GAAP income from operations to its most directly comparable GAAP financial measure, GAAP income from operations, as provided below:

(in millions)	Fiscal Year Ended January 31,
	2021	2020
GAAP income from operations	$629.1	$343.0
Stock-based compensation expense	399.8	362.4
Amortization of developed technology	30.9	34.5
Amortization of purchased intangibles	37.5	38.9
Acquisition-related costs	14.6	23.3
Restructuring and other exit costs, net	—	0.5
Non-GAAP income from operations	$1,111.9	$802.6

Free Cash Flow

(in millions)	Fiscal Year Ended January 31,
	2021	2020
Cash flow from operating activities	$1,437.2	$1,415.1
Capital expenditures	(91.1)	(53.2)
Free cash flow	$1,346.1	$1,361.9

66 | Autodesk, Inc.

AUTODESK, INC.
111 MCINNIS PARKWAY
SAN RAFAEL, CA 94903

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ADSK2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D47198-P54552

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AUTODESK, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees :	**For**	**Against**	**Abstain**
1a. Andrew Anagnost	☐	☐	☐
1b. Karen Blasing	☐	☐	☐
1c. Reid French	☐	☐	☐
1d. Dr. Ayanna Howard	☐	☐	☐
1e. Blake Irving	☐	☐	☐
1f. Mary T. McDowell	☐	☐	☐
1g. Stephen Milligan	☐	☐	☐
1h. Lorrie M. Norrington	☐	☐	☐
1i. Betsy Rafael	☐	☐	☐
1j. Stacy J. Smith	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Ratify the appointment of Ernst & Young LLP as Autodesk, Inc.'s independent registered public accounting firm for the fiscal year ending January 31, 2022.	☐	☐	☐
3. Approve, on an advisory (non-binding) basis, the compensation of Autodesk, Inc.'s named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D47199-P54552

2021 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AUTODESK, INC.

The undersigned stockholder of AUTODESK, INC. ("Autodesk"), a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 4, 2021, and hereby appoints Andrew Anagnost and Pascal W. Di Fronzo, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2021 Annual Meeting of Stockholders of Autodesk to be held virtually on June 16, 2021, at 3:00 p.m. Pacific Time, at www.virtualshareholdermeeting.com/ADSK2021, and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present upon such business as may properly come before the meeting, including the items on the reverse side of this form.

This proxy, when properly executed, will be voted as directed, or, if no contrary direction is indicated, will be voted (1) FOR the election of the nominees named in the Proxy Statement to Autodesk's Board of Directors, (2) FOR the ratification of the appointment of Ernst & Young LLP as Autodesk's independent registered public accounting firm for the fiscal year ending January 31, 2022, and (3) FOR the approval, on an advisory (non-binding) basis, of the compensation of Autodesk's named executive officers.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side